UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐ Soliciting Material Pursuant to § 240.14a-12

CADENCE DESIGN SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CADENCE DESIGN SYSTEMS, INC.

2655 SEELY AVENUE

SAN JOSE, CALIFORNIA 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 4, 2012

TO THE STOCKHOLDERS OF CADENCE DESIGN SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CADENCE DESIGN SYSTEMS, INC., a Delaware corporation, will be held on May 4, 2012, at 1:00 p.m. Pacific time, at Cadence’s offices located at 2655 Seely Avenue, Building 10, San Jose, California 95134 for the following purposes:

1.	To elect the eight directors named in the proxy statement to serve until the 2013 Annual Meeting of Stockholders and until their successors are elected and qualified, or until the directors’ earlier death, resignation or removal.

2.	To approve an amendment and restatement of the 1995 Directors Stock Option Plan.

3.	To approve an increase in the number of authorized shares of common stock reserved for issuance under the 1995 Directors Stock Option Plan.

4.	To vote on a non-binding advisory resolution regarding executive compensation.

5.	To ratify the selection of KPMG LLP as the independent registered public accounting firm of Cadence for its fiscal year ending December 29, 2012.

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Cadence’s Board of Directors has fixed the close of business on March 6, 2012 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

James J. Cowie

Sr. Vice President, General Counsel and Secretary

San Jose, California

March 20, 2012

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE CAST YOUR VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR BY TELEPHONE, AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF YOU CHOSE TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED (WHICH HAS PREPAID POSTAGE IF MAILED IN THE UNITED STATES) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON AT THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

CADENCE DESIGN SYSTEMS, INC.

2655 SEELY AVENUE

SAN JOSE, CALIFORNIA 95134

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 4, 2012

Page
Information Concerning Solicitation and Voting	1
Corporate Governance	4
Cadence’s Board of Directors	5
Proposal 1: Election of Directors	14
Proposal 2: Approval of an Amendment and Restatement of the 1995 Directors Stock Option Plan	19
Proposal 3: Approval of an Increase in the Number of Authorized Shares of Common Stock Reserved for Issuance under the 1995 Directors Stock Option Plan	25
Proposal 4: Advisory Resolution to Approve Executive Compensation	26
Proposal 5: Ratification of Appointment of the Independent Registered Public Accounting Firm	27
Report of the Audit Committee	28
Fees Billed to Cadence by KPMG LLP During Fiscal 2011 and 2010	29
Security Ownership of Certain Beneficial Owners and Management	30
Compensation Discussion and Analysis	32
Compensation Committee Report	43
Compensation Committee Interlocks and Insider Participation	43
Compensation of Executive Officers	44
Potential Payments Upon Termination or Change in Control and Employment Contracts	49
Equity Compensation Plan Information	55
Certain Transactions	56
Other Matters	58

CADENCE DESIGN SYSTEMS, INC.

2655 SEELY AVENUE

SAN JOSE, CALIFORNIA 95134

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 4, 2012

INFORMATION CONCERNING SOLICITATION AND VOTING

PURPOSE OF PROXY MATERIALS

The enclosed proxy is solicited on behalf of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation, which is referred to in this proxy statement as Cadence, for use at its Annual Meeting of Stockholders, which is referred to in this proxy statement as its annual meeting, to be held on May 4, 2012, at 1:00 p.m. Pacific time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting. The annual meeting will be held at Cadence’s offices located at 2655 Seely Avenue, Building 10, San Jose, California 95134. Cadence intends to publish this proxy statement on the investor relations page of its website at http://www.cadence.com/company/investor_relations/index.aspx on or about March 20, 2012.

This proxy statement contains important information for stockholders entitled to vote at the annual meeting to consider when deciding how to vote on the matters brought before the annual meeting. Stockholders entitled to vote at the annual meeting are encouraged to read it carefully.

INTERNET AVAILABILITY OF PROXY MATERIALS

Pursuant to the rules adopted by the U.S. Securities and Exchange Commission, which is referred to in this proxy statement as the SEC, Cadence is furnishing proxy materials to its stockholders primarily via the internet, rather than mailing paper copies of these materials to each stockholder. Cadence believes that this process expedites stockholders’ receipt of the proxy materials, lowers the costs of its annual meeting and helps conserve natural resources. On or about March 20, 2012, Cadence will mail to each stockholder (other than those stockholders who previously had requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including its proxy statement and annual report, on the internet and how to access a proxy card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. Cadence may at its discretion voluntarily choose to mail or deliver a paper copy of the proxy materials, including its proxy statement and annual report, to one or more stockholders.

An audio webcast of the annual meeting will also be available on the investor relations page of Cadence’s website at http://www.cadence.com/company/investor_relations/index.aspx. The webcast will allow investors to listen to the proceedings of the annual meeting, but stockholders accessing the annual meeting using the internet will not be considered present at the annual meeting by virtue of this access and will not be able to vote on matters presented at the annual meeting or ask any questions of Cadence’s directors, management or independent registered public accounting firm. For a description of how to vote on matters presented at the annual meeting, see “Voting” below. The webcast will begin promptly at 1:00 p.m. Pacific time on the day of the annual meeting and may be accessed on Cadence’s website for 30 days thereafter.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Cadence’s outstanding common stock, $0.01 par value per share, at the close of business on March 6, 2012, which is referred to in this proxy statement as the record date, will be entitled to notice of and to vote at the annual meeting. At the close of business on the record date, Cadence had 274,440,440 shares of common stock outstanding and entitled to vote. Each holder of record of common stock outstanding at the close of business on the record date will be entitled to one vote for each share held on all matters to be voted on at the annual meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The presence in person or by proxy of a majority of the shares of Cadence common stock outstanding and entitled to vote on the record date is required for a quorum at the annual meeting. Both abstentions and “broker non-votes” are counted as present for purposes of determining the presence of a quorum, but broker non-votes will not be counted towards the tabulation of votes cast on proposals presented to stockholders.

Broker non-votes include shares for which a bank, broker or other nominee holder (i.e., record holder) has not received voting instructions from the beneficial owner and for which the record holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record holders of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters. Brokers are not permitted to vote on the election of directors without instructions from the beneficial owner, because the election of directors (Proposal 1) and Proposals 2, 3 and 4 are considered non-routine matters. Therefore, unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on Proposals 1, 2, 3 or 4. Proposal 5, regarding the ratification of Cadence’s independent registered public accounting firm, is considered a routine matter and brokers are therefore permitted to vote shares held by them without instruction.

ANNUAL MEETING ADMISSION

Both stockholders at the close of business on the record date and holders of a valid proxy for the annual meeting are entitled to attend the annual meeting. Such individuals should be prepared to present photo identification, such as a valid driver’s license or passport, and verification of Cadence stock ownership for admittance. For stockholders at the close of business on the record date, proof of ownership as of the record date may be verified prior to admittance into the annual meeting. For stockholders who were not stockholders of record at the close of business on the record date but hold shares through a bank, broker or other nominee holder, proof of beneficial ownership at the close of business on the record date, such as an account statement or similar evidence of ownership, may be verified prior to admittance into the annual meeting. Stockholders will be admitted to the annual meeting if they comply with these procedures. Please arrive early to allow ample time for admittance to the annual meeting, which will start at 1:00 p.m. Pacific time.

VOTE REQUIRED

The election of directors at the annual meeting requires that each director receive a majority of the votes cast at the annual meeting (number of shares voted “for” a director must exceed the number of votes cast “against” that director), provided that in a contested election, each director must be elected by the affirmative vote of a plurality of the votes cast at the annual meeting.

All other items to be voted on at the annual meeting require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Computershare Shareowner Services has been appointed as the inspector of elections for the annual meeting. All votes will be tabulated by a representative of Computershare Shareowner Services. This representative will also separately tabulate affirmative and negative votes, abstentions and broker non-votes.

VOTING

Stockholders at the close of business on the record date have three options for submitting their vote prior to the annual meeting: (i) vote via the internet, by following the instructions provided in the Notice of Internet Availability of Proxy Materials, (ii) vote via telephone, by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or (iii) vote via mail, by completing, signing, dating and mailing a paper proxy card in a pre-addressed envelope, which a stockholder can request as outlined in the Notice of Internet Availability of Proxy Materials.

If a stockholder attends the annual meeting, he or she may also submit his or her vote in person, and any votes that were previously submitted — whether via the internet, by telephone or by mail — will be superseded by the vote that is cast at the annual meeting. Whether the proxy is submitted via the internet, by telephone or by mail, if it is properly completed and submitted and if it is not revoked prior to the annual meeting, the shares will be voted at the annual meeting in the manner set forth in this proxy statement or as otherwise specified by the stockholder.

REVOCABILITY OF PROXIES

Whether the proxy is submitted via the internet, telephone or mail, any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by providing a written notice of revocation or a duly executed proxy bearing a later date to Cadence’s Corporate Secretary at Cadence’s corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, or it may be revoked by attending the meeting and voting in person. Attendance at the annual meeting will not, by itself, be sufficient to revoke a proxy. Accessing the webcast of the annual meeting will not, by itself, constitute attendance at the annual meeting and will not enable a stockholder to revoke his, her or its proxy via the internet, unless the proxy revocation procedures set forth above are followed.

SOLICITATION

Cadence will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders by Cadence in connection with the matters to be voted on at the annual meeting. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Cadence common stock beneficially owned by others for forwarding to the beneficial owners. Cadence will reimburse persons representing beneficial owners of its common stock for their costs of forwarding solicitation materials to the beneficial owners. The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile, and use of the internet or personal solicitation by directors, officers or other employees of Cadence and by Georgeson Inc., which is referred to in this proxy statement as Georgeson. Cadence has retained Georgeson to solicit proxies and to separately prepare a stockholder vote analysis of certain proposals for an aggregate fee of approximately $15,000, plus reasonable expenses. No additional compensation will be paid to directors, officers or other employees of Cadence or any of its subsidiaries for their services in soliciting proxies.

HOUSEHOLDING INFORMATION

SEC rules permit companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials to certain stockholders who share the same address, a practice referred to as “householding.” Some banks, brokers and other nominees will be householding Cadence’s Notice of Internet Availability of Proxy Materials and proxy materials for stockholders who do not participate in electronic delivery of proxy materials, unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or other nominee holder of your Cadence common stock that the broker or other nominee holder will be householding the Notice of Internet Availability of Proxy Materials or proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials and proxy materials, or if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials and proxy materials and wish to receive only one copy, please notify your broker or other nominee holder of your Cadence common stock. You may also request additional copies of Cadence’s Notice of Internet Availability of Proxy Materials and proxy materials by writing to Cadence’s Corporate Secretary at Cadence’s corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, or by calling Cadence’s Investor Relations Group at (408) 944-7100 or e-mailing the Investor Relations Group at investor_relations@cadence.com. Please note, however, that if you wish to receive a paper copy of the proxy or other proxy materials for purposes of this year’s annual meeting, you should follow the instructions provided in the Notice of Internet Availability of Proxy Materials. Copies of Cadence’s SEC filings and certain other submissions are made available free of charge on the investor relations page of Cadence’s website at http://www.cadence.com/company/investor_relations/index.aspx as soon as practicable after Cadence electronically files or furnishes these documents with the SEC. Information on Cadence’s website is not incorporated by reference in this proxy statement.

CORPORATE GOVERNANCE

Cadence common stock is listed under the symbol CDNS on the NASDAQ Global Select Market, which is referred to in this proxy statement as NASDAQ.

Cadence and its Board of Directors, which is referred to in this proxy statement as the Board, regularly review and evaluate Cadence’s corporate governance practices. Cadence’s corporate governance documents are posted on the investor relations page of its website at http://www.cadence.com/company/investor_relations/index.aspx. Paper copies of these documents are also available to stockholders upon written request directed to Cadence’s Corporate Secretary at Cadence’s corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines of the Board of Directors, which are referred to in this proxy statement as the Corporate Governance Guidelines. The Corporate Governance Guidelines cover various topics relating to the Board and its activities including, but not limited to, the selection and composition of the Board, Board leadership, compensation of directors, responsibilities of directors, Board access to senior management and outside advisors, meeting procedures and board and committee responsibilities and other matters. The Corporate Governance and Nominating Committee of the Board periodically reviews the Corporate Governance Guidelines, which may be amended by the Board at any time, and were most recently amended in February 2012.

CODE OF BUSINESS CONDUCT

Cadence has adopted a Code of Business Conduct to provide standards for ethical conduct in dealing with customers, suppliers, agents, government officials, political entities and others, which is referred to in this proxy statement as the Code of Business Conduct. The Code of Business Conduct applies to all Cadence directors, officers and employees (and those of its subsidiaries), including Cadence’s President and Chief Executive Officer, who is referred to in this proxy statement as the CEO, and Cadence’s Senior Vice President and Chief Financial Officer, who is referred to in this proxy statement as the CFO. The Code of Business Conduct also applies to certain independent contractors and consultants who work at Cadence’s facilities or at Cadence’s direction. Compliance with the Code of Business Conduct is a condition of continued service to, or employment with, Cadence. The Code of Business Conduct covers topics including, but not limited to, integrity and confidentiality of assets and information, conflicts of interest, compliance with federal and state securities laws, employment practices, payment practices, and compliance with competition, anti-corruption and other laws and regulations.

Except as otherwise provided by applicable law, each person subject to the Code of Business Conduct has the responsibility to report any possible misconduct, including unethical business practices, violations of the Code of Business Conduct and apparent or suspected illegal activities and any concerns regarding corporate governance, accounting, internal accounting controls or auditing matters, in the following manner:

•

Employees and consultants may report to the Office of the General Counsel or, in the event the report concerns a Cadence executive officer, to the General Counsel or the chair of the Audit Committee (employees may report possible misconduct on an anonymous basis);

•

Executive officers must report to the General Counsel or, if the report concerns the General Counsel, to the chair of the Audit Committee, or, if the report concerns the chair of the Audit Committee, executive officers are to contact the chair of the Corporate Governance and Nominating Committee or another member of the Corporate Governance and Nominating Committee; and

•

Directors must report to the chair of the Audit Committee or, if the report concerns the chair of the Audit Committee, to the chair of the Corporate Governance and Nominating Committee or another member of the Corporate Governance and Nominating Committee.

Any waiver of a provision of the Code of Business Conduct with respect to a director or an executive officer may only be made by the Board or the Corporate Governance and Nominating Committee. Any waivers for other employees may be granted only by the CEO or the General Counsel, or their respective designees. To the extent required under applicable SEC rules, Cadence will disclose material amendments to the Code of Business Conduct and any waiver of its provisions with respect to any director or executive officer by filing a Current Report on Form 8-K with the SEC or posting such information on its website at www.cadence.com.

STOCK OWNERSHIP GUIDELINES AND TRADING RESTRICTIONS

The Board has adopted Stock Ownership Guidelines for its members and Cadence’s executive officers to further align the interests of its directors and executive officers with the interests of stockholders and to reinforce Cadence’s commitment to sound corporate governance. Each member of the Board is encouraged to hold at least 5,000 shares of Cadence common stock within the first two years of his or her election to the Board, and Cadence’s executive officers are encouraged to hold at least the following number of shares of Cadence common stock no later than five years after the date of his or her designation to the following offices: CEO — 100,000 shares; CFO — 50,000 shares; and Senior Vice Presidents — 25,000 shares. As of the record date, all directors and executive officers met the Stock Ownership Guidelines applicable to them, subject to their respective phase-in periods under Cadence’s Stock Ownership Guidelines. Separately, Cadence’s Securities Trading Policy restricts certain transactions in Cadence securities and prohibits executive officers, members of the Board and other employees from hedging their ownership of Cadence securities, including trading in publicly-traded options, puts, calls, or other derivative instruments related to Cadence securities.

CADENCE’S BOARD OF DIRECTORS

DIRECTOR INDEPENDENCE

The Board currently consists of nine members. In February 2012, John A.C. Swainson was appointed President of Dell Software and, as a result, will not stand for re-election at the annual meeting. The size of the Board has been reduced to eight, effective prior to the annual meeting. Cadence’s Corporate Governance Guidelines require that at least a majority of the Board be “independent directors” within the meaning of the listing standards of NASDAQ, as determined by the Board. To be “independent” a director must not have a relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a Cadence director. In determining each director’s independence, the Board considers all relevant facts and circumstances and applies the following standards:

•

A director who is employed by Cadence or any of its subsidiaries, or whose family member is employed as an executive officer of Cadence or any of its subsidiaries, is not independent until three years after the end of the employment relationship;

•

A director who accepts, or whose family member accepts, more than $120,000 in compensation from Cadence or any of its subsidiaries, other than compensation for Board or Board committee service, compensation paid to a family member who is a non-executive employee of Cadence or any of its subsidiaries, benefits under a tax-qualified retirement plan or non-discretionary compensation and payments arising solely from investment in Cadence stock, during any twelve month period within the past three fiscal years, until three years after the date of payment;

•	A director who is, or whose family member is, a current partner or employee of Cadence’s independent registered public accounting firm is not independent;

•

A director who was, or whose family member was, a partner or employee of Cadence’s independent registered public accounting firm who worked on Cadence’s audit during that time is not independent until three years after the end of the employment relationship;

•

A director who is, or whose family member is, employed as an executive officer of another entity for which at any time during the past three years any of Cadence’s executive officers served on the compensation committee of such entity is not independent; and

•

A director who is, or whose family member is, a partner in, or a controlling stockholder or an executive officer of, any organization to which Cadence made, or from which Cadence received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed in such year the greater of 5% of the recipient’s consolidated gross revenues or $200,000, other than payments arising solely from investments in Cadence securities or payments under non-discretionary charitable contribution matching programs, is not independent until three years after the conclusion of the fiscal year in which such payments are made or received.

The Board has determined that Ms. Bostrom, Drs. Plummer and Shoven, and Messrs. Lucas, Scalise, Siboni and Swainson, who constitute a majority of the Board, are “independent directors” within the meaning of the listing standards of NASDAQ.

BOARD MEETINGS

During the fiscal year ended December 31, 2011, the Board held five meetings, in addition to taking actions by unanimous written consent in lieu of a meeting. Each director attended more than 75% of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member during fiscal 2011. The Corporate Governance Guidelines encourage directors to attend the annual meeting of stockholders. All of Cadence’s then-current directors attended Cadence’s 2011 annual meeting.

Under the Corporate Governance Guidelines, Cadence’s independent directors meet separately at least twice each year. Pursuant to the Corporate Governance Guidelines, Dr. Shoven, as the Chairman of the Board and an independent director, presides over meetings of the independent directors.

CONTACTING THE BOARD

Stockholders interested in communicating directly with the Board may do so by sending a letter to the Board, or to any individual director, group of directors or committee of the Board, c/o the Office of the Corporate Secretary, Cadence Design Systems, Inc., 2655 Seely Avenue, Building 5, San Jose, California 95134. Inquiries and other communications may be submitted anonymously and confidentially. The Corporate Secretary will review the correspondence and will transmit such communications as soon as practicable to the identified director addressee(s), unless there are legal or other considerations that mitigate against further transmission of the communication, as determined by the Corporate Secretary. In that regard, certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded by the Corporate Secretary, such as business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam and surveys. In addition, material that the Corporate Secretary determines is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that the Board or individual directors so addressed shall be advised of any communication withheld for legal or other considerations as soon as practicable.

COMMITTEES OF THE BOARD

The Board currently has the following committees:

•	Audit Committee;

•	Compensation Committee;

•	Corporate Governance and Nominating Committee; and

•	Finance Committee.

Each of the above committees has a written charter approved by the Board. The charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are posted on the investor relations page of Cadence’s website at http://www.cadence.com/company/investor_relations/index.aspx. The members and chairs of the current committees are identified in the following table.

Director	Audit	Compensation	Corporate Governance and Nominating	Finance
Susan L. Bostrom		✓	✓
Donald L. Lucas	✓	✓	Chair	Chair
Dr. James D. Plummer	✓		✓
Dr. Alberto Sangiovanni-Vincentelli
George M. Scalise		✓	✓
Dr. John B. Shoven	✓	Chair	✓	✓
Roger S. Siboni	Chair		✓	✓
John A.C. Swainson		✓	✓
Lip-Bu Tan

Audit Committee

The Board has determined that all members of the Audit Committee are “independent” as defined by the NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act. The Board has also determined that each of Dr. Shoven and Messrs. Lucas and Siboni is an “audit committee financial expert” as defined in rules promulgated by the SEC. In addition, the Board has determined that each Audit Committee member is able to read and understand fundamental financial statements and, other than strictly in his capacity as a member of the Board or a committee of the Board, has not participated in preparing Cadence’s financial statements in any of the past three years.

The Audit Committee charter was last amended in February 2012 and complies with the NASDAQ listing standards. The duties and responsibilities of the Audit Committee include:

•

Appointing, retaining, compensating, evaluating, overseeing and terminating Cadence’s independent registered public accounting firm and annually evaluating the qualifications, performance and independence of the independent registered public accounting firm, including an evaluation of the lead partner of the independent registered public accounting firm;

•	Pre-approving all audit and permissible non-audit services to be provided by the independent registered public accounting firm and establishing policies and procedures for such pre-approval;

•

Reviewing and discussing with the independent registered public accounting firm their report regarding all relationships or services between Cadence and the independent registered public accounting firm and any other relationship or services that may impact the objectivity and independence of the independent registered public accounting firm;

•

Reviewing with the independent registered public accounting firm their audit procedures, including the scope and timing of the audit, the results of the annual audit and any audit problems or difficulties and management’s response to any such problems or difficulties;

•

Meeting to review with management and the independent registered public accounting firm Cadence’s annual and quarterly financial statements, reports and specific disclosures, and recommending to the Board whether the financial statements should be included in Cadence’s Annual Report on Form 10-K;

•

Reviewing and discussing the adequacy and effectiveness of Cadence’s internal controls, disclosure controls and procedures and practices with respect to risk assessment and risk management as they relate to financial reporting; and

•

Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, auditing or violations of federal securities law matters, including a system for the confidential anonymous submission of accounting or auditing concerns by Cadence employees.

The Audit Committee held eight meetings during fiscal 2011. See “Report of the Audit Committee” below for more information.

Compensation Committee

The Compensation Committee of the Board, which is referred to in this proxy statement as the Compensation Committee, is comprised of five non-employee, independent directors of Cadence, each of whom the Board has determined to be “independent” as defined by the listing standards of NASDAQ. In addition, all Compensation Committee members are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, which is referred to in this proxy statement as the Code, to allow Cadence a tax deduction for certain employee compensation exceeding $1,000,000 for an individual. All Compensation Committee members are also “outside directors” within the meaning of Rule 16b-3 of the Exchange Act to allow Cadence to exempt certain option grants and similar transactions from the short-swing profits prohibition of Section 16 of the Exchange Act. As provided in its charter, the Compensation Committee acts on behalf of the Board to identify, review and approve corporate goals and objectives relevant to the compensation of Cadence’s CEO and any director who is also a Cadence employee, evaluate the performance of the CEO and any director who is also a Cadence employee in light of those goals and objectives, and determine and approve the compensation of the CEO and any director who is also a Cadence employee. Although the Compensation Committee may delegate its authority to management when it deems it to be appropriate and in the best interests of Cadence, the Compensation Committee did not delegate any authority with respect to the consideration and determination of executive officer and director compensation in fiscal 2011 and does not currently expect to delegate any such authority in the future. At or near the beginning of each fiscal year, the Compensation Committee typically establishes base salary levels and target bonuses for the CEO and other executive officers of Cadence. In addition, the Compensation Committee administers and, if deemed necessary, may amend the Senior Executive Bonus Plan, which is referred to in this proxy statement as the Bonus Plan, Cadence’s equity-based compensation plans and stock purchase plans, and Cadence’s deferred compensation plans. The Compensation Committee also reviews and recommends to the Board the compensation of Cadence’s directors.

The Compensation Committee charter was last amended in February 2012. The duties and responsibilities of the Compensation Committee include:

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Identifying, reviewing and approving corporate goals and objectives relevant to the compensation of Cadence’s CEO and any director who is also a Cadence employee, evaluating the performance of the CEO and any employee director in light of those goals and objectives and determining and approving the compensation of the CEO and any employee director based on such evaluation;

•	Overseeing the evaluation of the executive officers of Cadence;

•	Reviewing periodically Cadence’s management succession planning in consultation with the CEO and reporting to the Board, at least annually, on CEO succession planning;

•	Reviewing compensation programs and determining the compensation of Cadence’s executive officers;

•

Reviewing and discussing with management Cadence’s Compensation Discussion and Analysis and related disclosures that are required be included in Cadence’s annual report and proxy statement, recommending to the Board, based on the review and discussions, whether the Compensation Discussion and Analysis should be included in the annual report and the proxy statement, and preparing the compensation committee report that SEC rules require to be included in the annual report and the proxy statement;

•

Overseeing Cadence’s overall compensation practices, policies and programs, assessing whether Cadence’s compensation structure establishes appropriate incentives for management and employees, assessing the risks associated with such practices, policies and programs, and assessing the results of Cadence’s most recent advisory vote on executive compensation; and

•	Reviewing and, in certain cases, amending and administering Cadence’s general compensation plans including:

•	Equity incentive and stock purchase plans;

•	Benefit programs; and

•	Bonus plans.

In fiscal 2011, the Compensation Committee retained the services of a compensation consultant, Semler Brossy Consulting Group, LLC, or Semler Brossy, for advice regarding the compensation of Cadence’s executive officers. The Compensation Committee believes that having an outside evaluation of executive officer salary, bonus and equity compensation is a valuable tool for the Compensation Committee and Cadence’s stockholders. The Compensation Committee retained Semler Brossy for a number of purposes, including: (i) constructing and reviewing peer groups for compensation comparison purposes, (ii) performing a competitive assessment of Cadence’s compensation programs, practices and levels for its executive officers and other select employees; and (iii) providing information on typical industry practices concerning employment, equity practices, severance and change in control agreements. Semler Brossy has not been engaged to perform any other work for Cadence.

The Compensation Committee made a number of compensation decisions, including decisions with respect to Cadence’s Named Executive Officers (as defined below in “Compensation Discussion and Analysis”), based on the competitive assessments provided by and through consultation with Semler Brossy. In addition, Cadence’s CEO typically makes assessments and recommendations to the Compensation Committee on whether there should be adjustments to the annual base salary, annual cash incentive compensation and long-term equity incentive compensation of executive officers other than himself based upon an assessment of certain factors described in “Compensation Discussion and Analysis” below. The Compensation Committee reviews such assessments and recommendations and determines whether or not to approve or modify the CEO’s recommendations. The Compensation Committee’s decisions are made, however, by the Compensation Committee in its sole discretion. See “Compensation Discussion and Analysis” below for more information.

The Compensation Committee, in consultation with Semler Brossy, reviews Cadence’s compensation practices, policies and programs for all employees, including the Named Executive Officers, to assess the risks associated with such practices, policies and programs. The risk-mitigating factors considered by the Compensation Committee include the following:

•	The use of different types of compensation that provide a balance of short- and long-term incentives with fixed and variable components;

•

Cadence’s Stock Ownership Guidelines, which restrict certain transactions in Cadence’s securities, prohibit hedging and require the Named Executive Officers to obtain permission from Cadence’s General Counsel before trading any shares of Cadence common stock, even during an open trading period;

•

Cadence’s Clawback Policy, which, in the event of a restatement of Cadence’s reported financial results, allows Cadence to seek to recover or cancel performance-based bonuses and equity awards made to senior executives to the extent that performance goals would not have been met under such restated financial results;

•	Caps on bonus awards to limit windfalls; and

•	The Compensation Committee’s consideration of ethical behavior, which is integral in assessing the performance of all executive officers, including the Named Executive Officers.

The Compensation Committee held three meetings during fiscal 2011.

Corporate Governance and Nominating Committee

The Board has determined that all Corporate Governance and Nominating Committee members are independent as defined by the NASDAQ listing standards.

The Corporate Governance and Nominating Committee charter was last amended in February 2012. The duties and responsibilities of the Corporate Governance and Nominating Committee include:

•

Determining the Board’s criteria for selecting new directors and recommending to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

•	Interviewing and evaluating candidates for Board membership;

•	Reviewing, at least annually, the appropriate qualifications, skills and characteristics required for directors in the context of the current composition of the Board;

•	Reviewing periodically the size of the Board and recommending any proposed changes to the Board;

•	Overseeing the annual evaluation of the Board and its committees, and considering the results of the annual evaluation;

•	Retaining, terminating and approving the fees and retention terms with respect to any search firm employed to identify director candidates;

•	Evaluating, at least annually, each Board member’s performance and effectiveness and determining whether the Board desires continued service;

•

Making a recommendation to the Board as to whether to accept or reject the resignation of an incumbent director who has received a greater number of votes cast “against” such nominee than votes cast “for” such nominee at an annual or special meeting of stockholders;

•	Reviewing, at least annually, the Corporate Governance Guidelines and the Code of Business Conduct;

•	Overseeing the administration of the Code of Business Conduct and administering the Code of Business Conduct with respect to Cadence’s directors and executive officers;

•	Reviewing and approving any related person transactions as defined in applicable SEC rules and establishing policies and procedures for the review, approval and ratification of such transactions; and

•

Reviewing whether it is appropriate for a director to continue service if his or her business responsibilities or personal circumstances change and make a recommendation to the Board as to any action to be taken with respect to such change.

The Corporate Governance and Nominating Committee periodically assesses the appropriate size of the Board, whether any vacancies on the Board are expected due to retirement or otherwise, and the need for particular expertise on the Board. If vacancies on the Board are anticipated or otherwise arise, the committee considers potential director candidates, which may come to the committee’s attention through a variety of channels, including current directors, officers, professional search firms, stockholders or other persons. The Corporate Governance and Nominating Committee will consider individuals recommended by stockholders for nomination as a director pursuant to the provisions of Cadence’s Bylaws relating to stockholder nominations. A stockholder who wishes to recommend a prospective nominee for the Board should notify Cadence’s Corporate Secretary or the Corporate Governance and Nominating Committee in writing with the supporting material required by Cadence’s Bylaws as described under “Other Matters — Stockholder Proposals and Nominations” below, and any other material the stockholder considers necessary or appropriate.

The Corporate Governance and Nominating Committee evaluates prospective nominees using a variety of criteria, including the standards and qualifications listed in the Corporate Governance Guidelines and other factors that it deems appropriate. Among the factors that the committee may consider are the current composition of the Board, the need for particular expertise, a prospective nominee’s experience, judgment, integrity, diversity of background, independence, ability to commit sufficient time and attention to Board activities, skills (such as an understanding of electronic design, semiconductor and systems technologies), international background and other relevant characteristics. At least a majority of the directors on the Board must be “independent” as defined by the NASDAQ listing standards and as determined by the Board.

The Corporate Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the committee. In February 2011, the Board elected Susan L. Bostrom to serve as a director, and in October 2011, the Board elected Dr. James D. Plummer to serve as a director.

The Corporate Governance and Nominating Committee held three meetings during fiscal 2011.

Finance Committee

The Finance Committee, on behalf of the Board, evaluates and approves financings, mergers, acquisitions, divestitures and other financial commitments of Cadence to unaffiliated third parties that involve amounts up to $60 million.

The Finance Committee held seven meetings during fiscal 2011.

Board Leadership Structure

Mr. Tan serves as CEO and Dr. Shoven, an independent director, serves as Chairman of the Board. The Board believes that Cadence and its stockholders are best served at this time by this leadership structure because it is valuable to have strong independent leadership to assist the Board in fulfilling its role of overseeing the management of Cadence and its risk management practices, separate from the CEO. While the Corporate Governance Guidelines permit the roles of the Chairman of the Board and the CEO to be filled by the same or different individuals, they require a lead independent director if the roles were to be combined. This provides the Board with flexibility to determine whether the two roles should be combined in the future based on Cadence’s needs and the Board’s assessment of Cadence’s leadership from time to time.

Risk Oversight

The Board exercises its risk oversight function through the Board as a whole and through certain of its committees. The Board and the relevant committees seek to understand and oversee the most critical risks facing Cadence. The Board does not view risk in isolation, but considers risk as part of its regular consideration of business decisions and business strategy. The Board as a whole has the ultimate responsibility for the oversight of risk management, but has delegated the oversight of certain risks to the Audit Committee and the Compensation Committee. The Audit Committee is responsible for overseeing risk management as it relates to Cadence’s financial condition, financial statements, financial reporting process and accounting matters. The Compensation Committee is responsible for overseeing Cadence’s overall compensation practices, policies and programs and assessing the risks associated with such practices, policies and programs. The Board and the relevant committees review with Cadence’s management the risk management practices for which they have oversight responsibility. Since overseeing risk is an ongoing process and inherent in Cadence’s strategic decisions, the Board and the relevant committees also discuss risk throughout the year in relation to specific proposed actions.

COMPENSATION OF DIRECTORS

Directors who are Cadence employees, such as Mr. Tan, do not receive additional compensation for their service on the Board. The following table sets forth the compensation earned by Cadence’s non-employee directors (as defined below) for their service on the Board in fiscal 2011:

DIRECTOR COMPENSATION FOR FISCAL 2011

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Susan L. Bostrom	$86,222	$137,684	$14,077	$237,983
Donald L. Lucas	187,000	112,760	9,254	309,014
Dr. James D. Plummer	15,478	64,298	0	79,776
Dr. Alberto Sangiovanni-Vincentelli	89,000	112,760	54,831	256,591
George M. Scalise	101,000	112,760	18,166	231,926
Dr. John B. Shoven	227,000	225,520	4,735	457,255
Roger S. Siboni	158,000	112,760	16,589	287,349
John A.C. Swainson	101,000	112,760	8,262	222,022

(1)

As of December 31, 2011, the aggregate number of outstanding stock options held by each director was as follows: Ms. Bostrom — 56,250; Mr. Lucas — 200,000; Dr. Plummer — 12,500; Dr. Sangiovanni-Vincentelli — 262,500; Mr. Scalise — 250,000; Dr. Shoven — 425,000; Mr. Siboni — 262,500; and Mr. Swainson — 150,000.

(2)

In accordance with SEC rules, the amount shown reflects the grant date fair value of stock options granted during fiscal 2011 calculated pursuant to Financial Accounting Standards Board Codification (ASC) 718, Compensation — Stock Compensation, which is referred to in this proxy statement as FASB ASC 718. The grant date fair value is based on the price of Cadence common stock on the date the stock option was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore does not reflect the financial benefit that the holder of the stock option will actually realize upon the vesting of the stock option nor whether the stock option will be exercised or exercisable prior to its expiration. The assumptions used to calculate the valuation of the stock options for fiscal 2011 are set forth in Note 12 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(3)

All Other Compensation for Ms. Bostrom, Drs. Shoven and Sangiovanni-Vincentelli and Messrs. Lucas, Scalise, Siboni and Swainson consists of reimbursements pursuant to the director medical and prescription benefits coverage reimbursement plan described below. All Other Compensation for Dr. Sangiovanni-Vincentelli also includes $44,583 in consulting fees as described below.

A “non-employee director” is a Cadence director who was not an employee of Cadence during fiscal 2011. The annual retainer for non-employee directors is set at $80,000, with an additional annual retainer of $80,000 for a non-employee director serving as Chairman of the Board. A non-employee director serving as Chairman of the Audit Committee or the Finance Committee receives an annual retainer of $40,000 per year and a non-employee director serving as Chairman of the Corporate Governance and Nominating Committee or the Compensation Committee receives an annual retainer of $20,000 per year. A non-employee director serving as Chairman of the Board is also eligible to receive fees for service as the Chairman of any of these Board committees.

Each non-employee director of Cadence who served for the full fiscal year earned a $80,000 retainer for his service on the Board in fiscal 2011. Ms. Bostrom, who joined the Board in February 2011, earned $70,222 and Dr. Plummer, who joined the Board in October 2011, earned $13,478, as pro-rated retainers for their service on the Board. Dr. Shoven earned an additional retainer of $80,000 for his service as Chairman of the Board in fiscal 2011 and a retainer of $20,000 for his service as Chairman of the Compensation Committee. Mr. Siboni earned a retainer of $40,000 for his service as Chairman of the Audit Committee. Mr. Lucas earned a retainer of $20,000 for his service as the Chairman of the Corporate Governance and Nominating Committee and a retainer of $40,000 for his service as the Chairman of the Finance Committee. Each non-employee director also received meeting fees of $2,000 for each meeting attended in person and $1,000 for each meeting attended via telephone. No additional compensation was paid when the Board or a committee acted by unanimous written consent in lieu of a meeting. Non-employee directors were also eligible for reimbursement of expenses they incurred in connection with attending Cadence’s Board meetings in accordance with Cadence’s policy.

Each non-employee director also receives stock option grants under Cadence’s 1995 Directors Stock Option Plan, as amended, which is referred to in this proxy statement as the Directors Plan. Only non-employee directors are eligible to receive stock options under the Directors Plan.

Each non-employee director who joined the Board in fiscal 2011 was granted, under the Directors Plan, a one-time option to purchase the number of shares of Cadence common stock equal to 6,250 multiplied by the number of full calendar quarters between the date the director’s service begins and the next April 1st. A director is considered to have served the full calendar quarter if he or she becomes a director at any time during the first half of the quarter. These initial grants will vest and become exercisable in full on March 31, 2012 and have an exercise price equal to the average closing price of Cadence common stock for the 20 trading days prior to the grant date.

In addition, on April 1, 2011, each non-employee director was granted an option to purchase 25,000 shares of Cadence common stock and a non-employee director serving as Chairman of the Board was granted an option to purchase an additional 25,000 shares of common stock. These stock option grants vest and become exercisable in full on March 31, 2012 and have an exercise price equal to the average closing price of Cadence common stock for the 20 trading days prior to the grant date.

Directors may elect to defer compensation payable to them under Cadence’s deferred compensation plan. These deferred compensation payments are held in accounts with values indexed to the performance of selected mutual funds, self-directed accounts or money market accounts. Cadence does not match contributions made under Cadence’s deferred compensation plan.

In addition, a medical and prescription benefits coverage reimbursement plan is available for active non-employee directors, eligible retired directors and their dependents. All non-employee directors and their dependents are eligible for coverage under the plan during their term of service on the Board. Retired employee and non-employee directors and their dependents are eligible for continuing coverage under the plan after the director’s termination of service for a term not to exceed such director’s term of service on the Board. In accordance with the plan, which was last amended in February 2011, a director’s eligibility for participation in the plan immediately ceases if the plan administrator determines that an eligible director violated the Code of Business Conduct or is engaged as employee, consultant, director, advisor, or significant investor of a Cadence competitor. Under the plan, Cadence reimburses 100% of the premiums for participants and their dependents up to a maximum of $20,000 per calendar year, which maximum amount may be adjusted for future changes in medical costs. Benefits under the plan are fully taxable to the participants and Cadence does not gross up reimbursement payments to cover any such taxes.

Dr. Sangiovanni-Vincentelli earned $44,583 for consulting services performed for Cadence in 2011, pursuant to a consulting agreement entered into by Cadence and Dr. Sangiovanni-Vincentelli in February 2011. Dr. Sangiovanni-Vincentelli has a deep understanding of Cadence’s technology and the market in which it operates and Cadence’s CEO requested that he advise him in connection with important strategic direction and actions. The consulting agreement also contains confidentiality and non-solicitation provisions in favor of Cadence. In addition to consulting fees, the agreement provided for reimbursement of reasonable costs and expenses incurred in the performance of work under the consulting agreement in accordance with Cadence policy.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

The Corporate Governance and Nominating Committee of the Board has recommended, and the Board has nominated, the eight nominees named below for election to the Board. Each director elected at Cadence’s 2012 annual meeting will hold office until Cadence’s 2013 annual meeting and until his or her successor is elected and qualified, or until the director’s earlier resignation, removal or death. Each nominee listed below is currently a Cadence director, and all of the nominees, except Dr. James Plummer, have previously been elected by Cadence’s stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

DIRECTOR QUALIFICATIONS AND DIVERSITY

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee Cadence’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and Cadence’s current and future needs.

The Corporate Governance and Nominating Committee is responsible for developing and recommending Board membership criteria to the Board for approval. The criteria, which are set forth in the Corporate Governance Guidelines, include a prospective nominee’s integrity, experience, judgment, diversity of background, independence, ability to commit sufficient time and attention to Board activities, skills such as an understanding of electronic design and semiconductor technologies, international background and other relevant characteristics. The Corporate Governance and Nominating Committee considers all of these criteria in the context of the perceived needs of the Board at that point in time. In addition, the Corporate Governance and Nominating Committee annually reviews with the Board the appropriate skills and characteristics required of directors in the context of the current composition of the Board. In seeking a diversity of background, the Corporate Governance and Nominating Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives. This annual assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as Cadence’s needs evolve and change over time, and also enables the Board to assess the effectiveness of its policy to seek a diversity of background on the Board. In identifying director candidates from time to time, the Corporate Governance and Nominating Committee and the Board may establish specific skills and experience that it believes Cadence should seek in order to have an effective board of directors.

In evaluating director candidates, and considering incumbent directors for renomination to the Board, the Corporate Governance and Nominating Committee has considered all of the criteria described above and, for incumbent directors, past performance on the Board. Among other things, the Corporate Governance and Nominating Committee has determined that it is important to have individuals with the following skills and experiences on the Board:

•

Strong technologists with in-depth understanding of electronic design and semiconductor technologies, which is vital in understanding and reviewing Cadence’s strategy, including product development and the acquisition of businesses that offer complementary products, services or technologies;

•	Current or former executives with significant operating experience that gives them specific insight into developing, implementing and assessing Cadence’s operating plan and business strategy;

•	Substantial international experience, which is particularly important given Cadence’s global presence;

•	Financial expertise with which to evaluate Cadence’s financial statements and capital structure; and

•	Corporate governance experience from publicly traded companies to support Cadence’s goals of accountability for management and the Board, and protection of stockholder interests.

The Corporate Governance and Nominating Committee believes that all of the eight director nominees listed below are highly qualified and have the skills and experience required for service on the Board. The biographies below contain information regarding each of their experiences, qualifications and skills.

NOMINEES

The names of the nominees and certain information about them, including term of service as a Cadence director and age as of Cadence’s 2012 annual meeting, are set forth below:

Susan L. Bostrom 51 Years Old Director Since February 2011, and previously from 2001 to 2005 Former Executive Vice President, Chief Marketing Officer, Worldwide Government Affairs, Cisco Systems, Inc.	Susan L. Bostrom served as Executive Vice President, Chief Marketing Officer, Worldwide Government Affairs, of Cisco Systems, Inc., a networking equipment provider, from January 2006 to January 2011. From 1997 to January 2006, Ms. Bostrom served in a number of positions at Cisco Systems, Inc., including as Senior Vice President, Chief Marketing Officer, Vice President of the Internet Business Solutions Group and Vice President of Applications and Services Marketing. Ms. Bostrom also serves as a director of Varian Medical Systems, Inc. and Stanford Hospital and Clinics and is a member of the Advisory Board of the Stanford Institute for Economic Policy Research. Ms. Bostrom is also a member of the Management Board of the Stanford Graduate School of Business.

As a former executive at one of the world’s leading technology companies and an experienced director, Ms. Bostrom has broad knowledge of marketing, government affairs, public policy, and developing trends in networking and new media, as well as substantial international, financial and corporate governance expertise.

Donald L. Lucas 82 Years Old Director Since 1988 Private Venture Capital Investor	Donald L. Lucas served as Chairman of the Board of Cadence from 1988 to 2004. From its inception in 1983 to 1987, Mr. Lucas served as Chairman of the Board and a director of SDA Systems, Inc., a predecessor of Cadence. Mr. Lucas has been a private venture capital investor since 1960. Mr. Lucas also serves as a director of 51job, Inc. and Oracle Corporation.

Mr. Lucas served as a director of Vimicro International Corporation from July 2004 to July 2010, and Spansion, Inc. from September 2007 to May 2010.

As a successful private venture capital investor and long-time director for a range of large and small technology companies, Mr. Lucas is highly regarded for his business judgment and has broad industry and business experience, as well as international, financial and corporate governance expertise.

Dr. James D. Plummer 67 Years Old Director Since October 2011 John M. Fluke Professor of Electrical Engineering, Frederick E. Terman Dean of the School of Engineering Stanford University	Dr. James D. Plummer has been a Professor of Electrical Engineering at Stanford University since 1978, and the Dean of the School of Engineering since 1999. Dr. Plummer has published over 400 papers on silicon devices and technology, has won numerous awards for his research, and is a member of the U.S. National Academy of Engineering. Dr. Plummer also directed the Stanford Nanofabrication Facility from 1994 to 2000. Dr. Plummer is a member of the board of directors of International Rectifier Corporation and Intel Corporation. Within the past five years, Dr. Plummer has served as a member of the board of directors of Leadis Technology, Inc. and on the Technical Advisory Board of Cypress Semiconductor Corporation.

As the Dean of Stanford University School of Engineering, a professor of electrical engineering at Stanford University and a director of several large technology corporations, Dr. Plummer has significant industry and technical expertise, as well as substantial financial and corporate governance expertise.

Dr. Alberto Sangiovanni-Vincentelli 64 Years Old Director Since 1992 Chair of Electrical Engineering and Computer Sciences, University of California, Berkeley	Dr. Alberto Sangiovanni-Vincentelli was a co-founder of SDA Systems, Inc., a predecessor of Cadence, and currently serves as a consultant to Cadence’s CEO. Since 1976, Dr. Sangiovanni-Vincentelli has been a professor of electrical engineering and computer sciences at the University of California, Berkeley, where he holds the Edgar L. and Harold H. Buttner Chair of Electrical Engineering. Dr. Sangiovanni-Vincentelli was elected to the National Academy of Engineering in 1998 and received the Kaufman Award from the Electronic Design Automation Consortium in 2001, the IEEE/RSE Wolfson James Clerk Maxwell Medal for his impact on the development of electronics and electrical engineering or related fields in 2008, the ACM/IEEE A. Richard Newton Technical Impact Award in Electronic Design Automation in 2009, and the EDAA Lifetime Achievement Award in 2012.

As a co-founder of one of Cadence’s predecessor companies, a professor of electrical engineering at the University of California, Berkeley and a well-known expert in electrical engineering and computer science, Dr. Sangiovanni-Vincentelli is a strong technologist with significant industry expertise, as well as substantial international experience.

George M. Scalise 78 Years Old Director Since 1989 Former President, Semiconductor Industry Association

George M. Scalise served as President of the Semiconductor Industry Association, an association of semiconductor manufacturers and suppliers, from 1997 to 2010. Mr. Scalise served on the Board of Directors of the Federal Reserve Bank of San Francisco from 2000 to 2005, including as Deputy Chairman from 2001 to 2003 and as Chairman from 2003 to 2005. Mr. Scalise served as Executive Vice President and Chief Administrative Officer of Apple Computer, Inc. (now Apple, Inc.) from 1996 to 1997. Mr. Scalise also served as Senior Vice President of Planning and Development and Chief Administrative Officer of National Semiconductor Corporation, a semiconductor company, from 1991 to 1996. Mr. Scalise served on President George W. Bush’s Council of Advisors on Science and Technology from 2001 to 2009. Mr. Scalise also serves as a director of ATMI, Inc. and Intermolecular, Inc.

As a former President of the Semiconductor Industry Association, a former board member of the Federal Reserve and a former Chief Administrative Officer of Apple Computer, Inc. (now Apple, Inc.), Mr. Scalise has significant semiconductor, operating, and financial expertise and substantial international experience.

Dr. John B. Shoven 64 Years Old Director Since 1992 Professor of Economics, Stanford University	Dr. John B. Shoven has served as Chairman of the Board since 2005. Dr. Shoven is the Charles R. Schwab Professor of Economics at Stanford University and the Wallace R. Hawley Director of the Stanford Institute for Economic Policy Research. He is also a senior fellow at the Hoover Institution, a fellow of the American Academy of Arts and Sciences and a research associate at the National Bureau of Economic Research. Dr. Shoven has been a member of the faculty at Stanford University since 1973, serving as Chairman of the Economics Department from 1986 to 1989, director of the Center for Economic Policy Research from 1988 to 1993 and as Dean of the School of Humanities and Sciences from 1993 to 1998. Dr. Shoven also serves as a director of Exponent, Inc., Financial Engines, Inc. and the Mountain View Board of American Century Funds.

Dr. Shoven served as a director of Watson Wyatt Worldwide, Inc. from 2002 to 2006.

As a professor of economics at Stanford University, the director of the Stanford Institute for Economic Policy Research and a director of a number of companies, Dr. Shoven has strong financial and corporate governance expertise.

Roger S. Siboni 57 Years Old Director Since 1999 Independent Investor	Roger S. Siboni served as Chairman of the Board of Epiphany, Inc., a software company that provided customer relationship management solutions, from 2003 to 2005, and as President and Chief Executive Officer of Epiphany, Inc. from 1998 to 2003. Prior to joining Epiphany, Inc., Mr. Siboni spent more than 20 years at KPMG LLP, most recently as its Deputy Chairman and Chief Operating Officer. Mr. Siboni also serves as a director of Dolby Laboratories, Inc.

Mr. Siboni served as a director of ArcSight, Inc. from 2009 to 2010, Classmates Media Corporation from 2007 to 2010, FileNet Corporation from 1998 to 2006 and infoGroup, Inc. from 2009 to 2010.

As a former Chairman of the Board and Chief Executive Officer of Epiphany, Inc., a former Chief Operating Officer of and an accountant at KPMG LLP and a director of a number of software companies, Mr. Siboni has significant operating experience, as well as financial, accounting and corporate governance expertise and substantial international experience.

Lip-Bu Tan 52 Years Old Director Since 2004 President and Chief Executive Officer, Cadence Design Systems, Inc.	Lip-Bu Tan has served as President and Chief Executive Officer of Cadence since January 2009. In 1987, Mr. Tan founded Walden International, an international venture capital firm, and since its founding has served as its Chairman. Mr. Tan serves as a director of Semiconductor Manufacturing International Corporation and SINA Corporation.

Mr. Tan currently serves as a director of Inphi Corporation, but has resigned this position effective as of the date on which his replacement is elected but, in any event, no later than December 2012. In addition, Mr. Tan currently serves as a director of Flextronics International Ltd., but he will not stand for reelection to the board at the upcoming annual meeting of Flextronics International Ltd. stockholders, which is expected to take place in July 2012.

Mr. Tan served as a director of Centillium Communications, Inc. from 1997 to 2007, Creative Technology, Ltd. from 1990 to 2009, and Integrated Silicon Solution, Inc. from 1990 to 2007.

As a Chairman of an international venture capital firm and a director of a number of technology companies, Mr. Tan has extensive experience in the electronic design and semiconductor industries, as well as international operations, financial, and corporate governance expertise.

VOTE REQUIRED AND BOARD RECOMMENDATION

Shares represented by executed proxies will be voted FOR the election of the eight nominees named above, if authority to do so is not withheld.

The Board recommends a vote FOR the election of each of the eight nominees. The election of directors at the annual meeting requires that each director receive a majority of the votes cast with respect to that director, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. If, however, the election of directors is contested, the directors will be elected by the affirmative vote of a plurality of the votes cast at the annual meeting. The election this year is not contested and the majority voting standard outlined above applies.

In order for an incumbent Cadence director to become a nominee at the annual meeting, such director must submit an irrevocable resignation that becomes immediately effective if (i) the votes cast “for” such director do not exceed the votes cast “against” such director in an election that is not a contested election, and (ii) the Board accepts the resignation in accordance with the policies and procedures adopted by the Board for such purpose. If a nominee who is currently serving as a Cadence director is not elected at the annual meeting, the Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject such director’s resignation, or whether to take other action. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose (as required by applicable law) its decision and the reasons behind it within 90 days from the date the election results are certified.

If any nominee should be unavailable for election as a result of unexpected circumstances, shares will be voted for the election of any substitute nominee named by the Board. Each person nominated for election has agreed to be named in this proxy statement and to serve if elected, and Cadence has no reason to believe that any nominee will be unable to serve.

Abstentions will be treated as being present and entitled to vote on the proposal, however, abstentions are not counted as votes “for” or “against” directors and will not have an effect on the election of directors. Unless marked to the contrary, proxies received will be voted FOR the election of each of the eight director nominees.

PROPOSAL 2

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF

THE 1995 DIRECTORS STOCK OPTION PLAN

OVERVIEW

On February 6, 2012, the Board amended and restated the 1995 Directors Stock Option Plan (and renamed it the “1995 Directors Stock Incentive Plan”), to become effective on May 4, 2012, subject to stockholder approval. This amended and restated plan, for purposes of Proposals 2 and 3 only is referred to as the Directors Plan. The purpose of this Proposal 2 is to approve the amendment and restatement of the Directors Plan to expand the types of awards available for issuance under the Directors Plan to include incentive stock and restricted stock units, in addition to stock options, and allow the Board discretion in the timing and type of grant. Cadence is not requesting an increase in the number of shares available for issuance under the Directors Plan in this Proposal 2.

Cadence provides equity compensation awards to its non-employee directors solely through the Directors Plan. The Board deems it in the best interests of Cadence and its stockholders to allow the Board the flexibility to expand the types of awards that can be granted under the Directors Plan to include incentive stock awards and restricted stock units and to adjust the number of shares underlying a grant and the timing of awards, reflecting market conditions, contributions of the particular Board member and consideration of all elements of director compensation.

Cadence believes that it is of critical importance to expand the types of awards that could be granted under the Directors Plan to include full value awards in the form of incentive stock and restricted stock units and adjust the number of shares underlying equity awards issued to directors accordingly. Approval of this Proposal 2 will give Cadence the needed flexibility to design a compensation program for the non-employee directors that reinforces the alignment between non-employee directors and Cadence’s stockholders. In addition, an equity incentive program that permits awards of both options and incentive stock may result in a lower aggregate number of shares being issued, potentially lowering share dilution by reducing the number of shares included in outstanding equity.

If this Proposal 2 is approved by stockholders and incentive stock awards are granted to Cadence’s non-employee directors, Cadence will amend its stock ownership guidelines for the non-employee directors to increase the recommended ownership level to 24,000 shares, with a transition period that would allow the directors to become compliant with the higher threshold.

It is important to note that Cadence is not requesting an increase in the number of shares subject to the Directors Plan under this Proposal 2. The only material change to the Directors Plan for which Cadence is requesting approval under this Proposal 2 is the change in the types of awards authorized for issuance under the Directors Plan to include incentive stock and restricted stock units, and the provision of flexibility to the Board in determining the timing and composition of equity grants to non-employee directors.

The Board recommends that Cadence’s stockholders approve the Directors Plan because it believes that equity ownership by non-employee directors enhances the strong alignment of the interests of the non-employee directors with those of Cadence’s stockholders.

A copy of the Directors Plan is attached as Appendix A to this proxy statement.

Key Data

The following table includes information regarding outstanding equity awards and shares available for future awards under Cadence’s stockholder approved equity plans as of December 31, 2011:

	1987 Plan		Directors Plan		2000 Plan
Total shares underlying outstanding options	5,641,539		1,856,250		9,958,572
Weighted average exercise price of outstanding options	$6.17		$13.46		$13.87
Weighted average remaining contractual life of outstanding options, in years	4.67		4.81		2.82
Total shares underlying outstanding unvested incentive stock awards and RSUs	494,159		n/a	**	6,767,864
Total shares currently available for grant (options, incentive stock awards and RSUs)	10,540,229	*	450,000	**	14,955,121

*	Of these 10,540,229 shares, no more than 1,908,206 shares may be granted as full-value awards (incentive stock awards and RSUs).

**	Currently, stock options are the only form of equity award available for grant under the Directors Plan.

Broad-based equity compensation is an essential and long-standing element of Cadence’s culture and success. It continues to be critical to attracting and retaining the most talented directors, employees and consultants.

Cadence’s net annual dilution of stockholder interests pursuant to the 1987, 1995 and 2000 Plans (including the effect of annual cancellations and forfeitures) in 2009, 2010 and 2011 was 0.78%, negative 2.27% and 0.87%, respectively.

Institutional Shareholder Services, which is referred to in this proxy statement as ISS, applies an alternate methodology to analyze the level of annual share usage relative to Cadence’s industry group. The ISS methodology converts full value shares to option equivalents, and does not include the effect of annual cancellations and forfeitures. Based on this approach, Cadence’s three-year average annual burn rate has been approximately 5.76%, which is below the ISS burn rate threshold of 7.76% applied to Cadence’s industry.

Three-Year Burn Rate — ISS Methodology

Year	Options Granted	Time- Based Incentive Stock Awards and RSUs Granted	Performance- Based Incentive Stock Awards and RSUs Granted	Total*	Weighted Average Number of Common Shares Outstanding	Burn Rate = Total Granted / Common Shares Outstanding
2011	3,053,400	4,166,203	250,000	14,093,908	263,892,116	5.34%
2010	2,942,095	3,977,364	380,000	13,835,505	260,786,708	5.31%
2009	4,166,225	4,474,388	715,000	17,139,695	257,782,305	6.65%
Three-Year Average	3,387,240	4,205,985	448,333	15,023,036	260,820,376	5.76%

*	Total calculation is based on the ISS methodology of weighting incentive stock awards and RSUs more heavily than options, using a 2.5:1 ratio.

Promotion of Good Corporate Governance Practices

Cadence designed the Directors Plan to include a number of best practice provisions that it believes reinforce the alignment between stockholders’ interests and equity compensation arrangements for non-employee directors. These provisions include the following:

•	No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

No Repricing without Stockholder Approval.    Cadence cannot, without stockholder approval, “reprice” such an award by reducing the exercise price of such stock option or exchanging such stock option for cash, or other awards or a new stock option at a reduced exercise price.

•

No Share Recycling for “Net Exercises,” Tax Withholding or Open Market Purchases.    Shares retained by or delivered to Cadence to pay the exercise price of an outstanding stock option or withholding taxes, and shares purchased by us in the open market using the proceeds of option exercises, do not become available for issuance as future awards under the Directors Plan.

•

No Transferability.    Option awards granted under the Directors Plan generally may not be transferred, except by will or the laws of descent and distribution, except as otherwise expressly provided in an option agreement. Shares of incentive stock and restricted stock units shall be transferable by the participant only upon such terms and conditions as are set forth in the applicable award agreement, as the Board shall determine in its discretion, so long as the incentive stock or restricted stock units, as applicable, awarded under the award agreement remain subject to the terms of the award agreement.

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Directors Plan can be automatically replenished.

•	No Tax Gross-ups. The Directors Plan does not provide for any tax gross-ups.

DIRECTORS PLAN SUMMARY

The following summary of the material provisions of the Directors Plan is qualified in its entirety by the complete text of the Directors Plan, a copy of which is attached as Appendix A to this proxy statement.

General

The Directors Plan provides a means by which each director of Cadence who is not otherwise at the time of grant an employee of Cadence or any of its affiliates (any corporation or other entity that is controlled by Cadence, or which is under common control with Cadence) an opportunity to receive awards subject to the stock of Cadence in the form of stock options, incentive stock awards and restricted stock units. All options granted under the Directors Plan are nonstatutory stock options and are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. See “Federal Income Tax Information” below for a discussion of the treatment of awards that may be granted under the Directors Plan.

Purpose

The Directors Plan was adopted in order to attract persons capable of serving as non-employee directors that possess the qualifications sought by the Board and to provide a strong alignment of their interests with those of Cadence’s stockholders.

Administration

The Directors Plan provides that the Board shall administer the plan and has the power to construe, interpret and administer the Directors Plan and stock awards granted under it. The Board has the power to establish, amend and revoke rules and regulations relating to the Directors Plan and to delegate administration of the Directors Plan as described below. The Board may correct any defect, omission or inconsistency in the Directors Plan or in any stock award granted thereunder, to the extent it deems necessary or desirable to make the Directors Plan fully effective.

The Board may delegate administration of the Directors Plan to a committee composed of not fewer than two members of the Board who, to the extent required to satisfy the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, meet the requirement under Rule 16b-3 for “non-employee directors.” If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Directors Plan, the powers possessed by the Board, subject to such resolutions, not inconsistent with the provisions of the Directors Plan, as may be adopted from time to time by the Board. Once appointed, the committee will continue to serve until otherwise directed by the Board. The Board may abolish the Committee at any time and revest in the Board administration of the Directors Plan.

Eligibility

Stock awards under the Directors Plan may be granted only to non-employee directors of Cadence.

Stock Subject to the Directors Plan

If the Directors Plan is approved by the stockholders, the shares of Cadence’s $0.01 par value common stock that may be subject to stock awards granted under the Directors Plan (including options, incentive stock awards and/or restricted stock units) will not exceed 3,050,000 shares of Cadence common stock in the aggregate. If any stock award granted under the Directors Plan should expire, become unexercisable, be forfeited or otherwise terminate for any reason without having been exercised in full, the then unpurchased or forfeited shares of common stock that were subject thereto shall, unless the Directors Plan has been terminated prior to such event, become available for future issuance under the Directors Plan. Shares subject to a stock award under the Directors Plan may not again be made available for issuance under the Directors Plan if such shares are: (i) shares used to pay the exercise price of an option, (ii) shares delivered to or withheld by Cadence to pay the withholding taxes related to a stock award or (iii) shares repurchased on the open market with the proceeds of an option exercise.

Awards

At such time or times as determined by the Board or its designated committee, each person who on that date is then a non-employee director may, in the sole discretion of the Board or its designated committee, be granted an option to purchase shares of common stock and/or an award of shares of incentive stock (or restricted stock units), with the number of shares subject to such awards, if any, to be determined by the Board or its designated committee.

Option Provisions

The following describes the permissible terms of options granted under the Directors Plan. Individual option grants may be more restrictive as to any or all of these permissible terms.

Exercise Price.    The exercise price of options granted under the Directors Plan will be one hundred percent (100%) of the fair market value of the common stock subject to such option on the date such option is granted. Prior to the amendment and restatement of the Directors Plan, the fair market value for purposes of the Directors Plan was the average of the closing price of Cadence’s common stock for each of the last twenty trading days prior to the grant date of the option on the NASDAQ Global Select Market or such other primary national exchange on which the stock is listed. If this Proposal 2 is approved, the fair market value for purposes of the Directors Plan will be the closing price of Cadence’s common stock on the grant date as reported by NASDAQ or such other primary national exchange on which the stock is listed.

Payment of Exercise Price.    The exercise price of options granted under the Directors Plan may be paid by cash, check, or shares of Cadence common stock with a fair market value on the date of exercise equal to the aggregate exercise price of the shares as to which the option is being exercised, or any combination of these methods, subject to any additional requirements in the Directors Plan.

Option Exercise.    An option granted under the Directors Plan will vest and become exercisable at such time, in such installments and subject to such conditions (including continued service on the Board) as determined by the Board.

Term.    The term of each option commences on the date it is granted and, unless sooner terminated as set forth in the Directors Plan, expires ten years from the date of grant.

Incentive Stock Award and Restricted Stock Unit Provisions

Incentive stock is an award or issuance of shares of common stock under the Directors Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued service on the Board) and terms as the Board deems appropriate. Restricted stock units are awards under which the issuance of shares of common stock is subject to such conditions (including continued service on the Board) and terms as the Board deems appropriate. Unless determined otherwise by the Board, each restricted stock unit will be equal to one share of common stock and will entitle a participant to either the issuance of shares of common stock or payment of an amount of cash determined with reference to the value of the shares of common stock.

Effect of Certain Corporate Events

The Directors Plan provides that, in the event of a change in control of Cadence, the time during which options outstanding under the Directors Plan may be exercised will be accelerated by the Board to a time prior to or as of the occurrence of such event and the options terminated if not exercised by the time specified by the Board, which in any event shall be after the effective time of such acceleration. If the Board fails to specify a time for acceleration of outstanding options and/or termination of outstanding options, then the time during which options outstanding under the Plan may be exercised shall be accelerated to a time immediately preceding the occurrence of the change in control, and the options terminated if not exercised prior to or upon the occurrence of a change in control or within three months following the occurrence of a change in control. Furthermore, all restrictions on incentive stock and restricted stock units will lapse immediately prior to a change in control.

Adjustment Provisions

If any change is made in the common stock subject to the Directors Plan, or subject to any stock award granted under the Directors Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by Cadence), the Directors Plan and outstanding awards will be equitably adjusted by the Board in the class(es) and maximum number of shares subject to the Directors Plan and the class(es) and number of shares (and exercise price per share, with respect to options) of stock subject to outstanding stock awards under the Directors Plan. No adjustment will result in the creation of a fractional share of stock or in an exercise price per share of stock expressed in units less than one cent ($0.01).

Duration, Amendment and Termination

The Board may suspend or terminate the Directors Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Directors Plan will terminate on the date that all of the shares of the common stock have been issued thereunder. However, any suspension or termination of the Directors Plan will not adversely affect awards previously granted and awards will remain in full force and effect, unless consented to by the award holder. No stock awards may be granted under the Directors Plan while the Directors Plan is suspended or after it has been terminated.

The Board may also amend the Directors Plan and/or some or all outstanding stock awards granted thereunder at any time or from time to time. However, if the amendment would require stockholder approval to comply with any securities exchange or national market system listing requirements or any other applicable law, the amendment will not be effective unless approved by Cadence stockholders before or after its adoption by the Board. The Board may submit any other amendment to the Directors Plan for stockholder approval. Any amendment of the Directors Plan will not adversely affect awards previously granted unless mutually agreed upon in a writing signed by the plan participant and Cadence.

Restrictions on Transfer

Under the Directors Plan, except as specifically provided in an option agreement, an option may not be transferred other than by will or by the laws of descent and distribution and, during the lifetime of the holder, may be exercised only by the holder or the holder’s legal representative. However, the holder may designate in writing a third party who may exercise the option in the event of the holder’s death.

Shares of incentive stock and restricted stock units shall be transferable by the participant only upon such terms and conditions as are set forth in the applicable award agreement, as determined by the Board in its sole discretion, so long as the incentive stock or restricted stock units, as applicable, awarded under the award agreement remain subject to the terms of the award agreement.

FEDERAL INCOME TAX INFORMATION

The following is only a summary of the federal income tax consequences with respect to the grant and exercise of awards under the Directors Plan based upon applicable federal law as currently in effect, is not complete, does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change. Participants in the Directors Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in the Directors Plan.

Nonstatutory Stock Options

Options granted under the Directors Plan are not intended to qualify as incentive stock options and are referred to in this proxy statement as nonstatutory stock options, or NSOs. A participant will not recognize any taxable income when an NSO is granted. The participant will generally recognize ordinary income upon the exercise of an NSO equal to the amount by which the fair market value of the shares on the exercise date exceeds the exercise price.

Upon the disposition of the shares acquired upon exercise of an NSO, the participant will recognize gain or loss equal to the difference between the amount realized on the disposition and the sum of the exercise price plus the amount of ordinary income recognized by the participant as a result of the exercise of the NSO. Any gain or loss on the subsequent disposition of shares acquired through the exercise of an NSO will generally be treated as long-term or short-term capital gain or loss, depending on whether the holding period for the shares exceeds one year at the time of the disposition.

Cadence will generally be entitled to a deduction to the extent a participant realizes ordinary income upon the exercise of an NSO.

Incentive Stock Awards

The tax consequences to a participant who receives an incentive stock award pursuant to the Directors Plan will vary depending on whether or not the participant makes a timely Section 83(b) election under the Code with respect to the unvested shares of incentive stock. The Board has the discretion to establish, in accordance with the Directors Plan, the terms of incentive stock awards, including whether or not participants may make Section 83(b) elections under the Code. A participant who does not make a timely Section 83(b) election with respect to unvested shares of incentive stock will not recognize any taxable income upon the award of the shares. However, when the restrictions subsequently lapse on the shares, the participant will recognize ordinary income in the amount by which the fair market value of the shares on the date the restrictions lapse with respect to those shares exceeds the purchase price (if any) paid for the shares. A participant who makes a timely Section 83(b) election with respect to unvested shares of incentive stock will be required to recognize ordinary income in the year the incentive stock award is granted equal to the amount by which the fair market value of the shares on the award date exceeds the purchase price (if any) paid for the shares. The fair market value of the shares will be determined as if the shares were not restricted. A participant who makes a Section 83(b) election for unvested shares of incentive stock will not recognize any additional income when the restrictions on those shares subsequently lapse.

Cadence will generally be entitled to a deduction equal to the amount of ordinary income recognized by a participant in connection with the acquisition of shares of Cadence common stock pursuant to an incentive stock award.

Restricted Stock Units

Participants who are granted restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, participants generally recognize ordinary income in an amount equal to the fair market value of the units at such time, and Cadence will receive a corresponding deduction.

STOCK PRICE

On March 6, 2012, the closing price of Cadence common stock as reported by NASDAQ was $11.32.

PARTICIPATION IN THE DIRECTORS PLAN

Because the Board has the discretion to grant awards under the Directors Plan, it is not possible as of the date of this proxy statement to determine future awards that will be received by non-employee directors under the Directors Plan.

VOTE REQUIRED AND BOARD RECOMMENDATION

The Board recommends a vote FOR approval of the amendment and restatement of the Directors Plan. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment and restatement of Directors Plan.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1995 DIRECTORS STOCK OPTION PLAN.

PROPOSAL 3

APPROVAL OF AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 1995 DIRECTORS STOCK OPTION PLAN

OVERVIEW

On February 6, 2012 Cadence’s Board approved an amendment to the Directors Plan, to become effective on May 4, 2012, subject to stockholder approval. The purpose of this Proposal 3 is to increase in the number of shares authorized for issuance under the Directors Plan from 3,050,000 shares to 3,550,000 shares.

This Proposal 3 would authorize an additional 500,000 shares for grant under the Directors Plan. This increase represents approximately 0.18% of Cadence’s outstanding common stock as of the record date and 1.60% of the total number of shares authorized and available for issuance under all of Cadence’s stock incentive plans. As of December 31, 2011, 450,000 shares of common stock remained available for issuance under the Directors Plan.

Under Proposal 3, Cadence is seeking stockholder approval to continue to be able to attract, retain and motivate its non-employee directors and to continue to reduce the dilution to Cadence’s stockholders resulting from option grants. Upon stockholder approval, additional shares of common stock will be reserved for issuance under the Directors Plan, which will enable Cadence to continue to grant equity awards to its non-employee directors at levels determined by the Board to be necessary to attract, retain and motivate the individuals who are responsible for overseeing the management of Cadence on behalf of stockholders generally.

PLAN SUMMARY

Please see Proposal 2 above for a summary of the material provisions of the Directors Plan.

The proposed amendment to the Directors Plan increases the total number of shares of Cadence common stock available for issuance under the Directors Plan by 500,000 shares, for a total of 3,550,000 shares.

VOTE REQUIRED AND BOARD RECOMMENDATION

The Board recommends a vote FOR approval of the amendment to the Directors Plan to increase in the shares authorized for issuance under the Directors Plan from 3,050,000 to 3,550,000. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment to the Directors Plan to increase in the number of authorized shares thereunder.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 1995 DIRECTORS STOCK OPTION PLAN.

PROPOSAL 4

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

BACKGROUND TO THE ADVISORY VOTE

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, referred to as the Dodd-Frank Act in this proxy statement, and Section 14A of the Exchange Act enable Cadence’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Named Executive Officers as disclosed in this proxy statement.

CADENCE’S COMPENSATION PROGRAM

Stockholders are encouraged to read the “Compensation Discussion and Analysis” in this proxy statement and the tables and narrative for the details on Cadence’s executive compensation. Cadence’s executive compensation programs are designed to support its long-term success and the creation of stockholder value. Highlights of Cadence’s executive compensation program for fiscal 2011 include:

•	Significant majority of compensation of executive officers, including Named Executive Officers, tied to performance;

•	Restoration of base salary for the CEO to its original level after voluntary reductions starting in 2009;

•	No increases to target total cash compensation for Named Executive Officers;

•

After no bonus payouts for fiscal 2008 and 2009 and bonus payments in fiscal 2010 below targets despite strong financial performance, in fiscal 2011, Cadence established challenging financial and operational goals under the 2011 Senior Executive Bonus Plan that significantly exceeded the internal 2011 operating plan and were increased in the middle of fiscal 2011 to reflect higher financial expectations;

•	Continued emphasis on long-term equity incentives aligned with stock performance;

•	Absence of material perquisites;

•	Continued compliance with Cadence’s “clawback” policy; and

•	Absence of tax “gross-ups.”

After growing its business and increasing stockholder value by delivering superior technical solutions, implementing a number of efficiency measures, and improving its operating margins in fiscal 2010, Cadence continued its positive momentum through fiscal 2011. Revenue growth of 23% was driven by strong overall design activity leading to increased purchases of Cadence’s products and services. Other measures of financial performance showed strong growth for fiscal 2011, with non-GAAP operating margin increasing to 18% and operating cash flow increasing by 21%. These fiscal 2011 improvements came on top of progress Cadence made in fiscal 2010, when revenue increased by 10% over fiscal 2009, and non-GAAP operating margin improved to 9% from negative 2% in fiscal 2009. Following a 38% total stockholder return in fiscal 2010, shareholders realized an additional 26% return in fiscal 2011. The focus of Cadence’s management team, including the Named Executive Officers, was critical to the effective execution of its plan and sustaining Cadence’s strong performance through the year.

Cadence’s focus on pay-for-performance in its compensation policies and decisions was critical to its fiscal 2011 performance. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” below are consistent with sound executive compensation principles, as well as stockholder interests and concerns, and that they will act to incentivize the achievement of Cadence’s goals moving forward.

In accordance with Section 14A of the Exchange Act, Cadence is asking stockholders to approve the following advisory resolution at Cadence’s 2012 annual meeting:

RESOLVED, that the compensation paid to the Cadence’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee value the opinions of Cadence’s stockholders and will review and consider the voting results when evaluating Cadence’s executive compensation program.

THE BOARD RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as Cadence’s independent registered public accounting firm for the fiscal year ending December 29, 2012. Pursuant to the Audit Committee charter, the Board has directed management to submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited Cadence’s financial statements since fiscal 2002. Representatives from KPMG LLP are expected to be present at Cadence’s 2012 annual meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as Cadence’s independent registered public accounting firm is not required by Cadence’s Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If Cadence’s stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of Cadence and its stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

The Board recommends a vote FOR ratification of the selection of KPMG LLP. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of this proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of KPMG LLP.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS CADENCE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of four non-employee directors of Cadence who are “independent” as defined by the listing standards of NASDAQ and as defined under the Exchange Act. During fiscal 2011, the Audit Committee was comprised of Drs. Shoven and Plummer (whose service began in October 2011) and Messrs. Lucas and Siboni. Mr. Siboni served as the Audit Committee’s Chairman. The Audit Committee met eight times in fiscal 2011.

The Audit Committee operates under a charter that was last amended by the Board in February 2012. The Audit Committee charter is posted on the investor relations page of Cadence’s website at www.cadence.com. As more fully described in its charter, the Audit Committee appoints and retains the independent registered public accounting firm and oversees the quality and integrity of Cadence’s financial statements, Cadence’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the performance of Cadence’s internal audit function, Cadence’s accounting and financial reporting processes and the audits of Cadence’s financial statements on behalf of the Board.

In this context, the Audit Committee has reviewed and discussed the audited financial statements included in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 with Cadence’s management and KPMG LLP, Cadence’s independent registered public accounting firm. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed under Public Company Accounting Oversight Board standards (Communication with Audit Committees), as amended. In addition, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence from Cadence and its management. The Audit Committee has also considered whether the provision of other non-audit services by KPMG LLP to Cadence is compatible with KPMG LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

AUDIT COMMITTEE

Roger S. Siboni, Chairman

Donald L. Lucas

James D. Plummer

John B. Shoven

The foregoing Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

FEES BILLED TO CADENCE BY KPMG LLP DURING FISCAL 2011 AND 2010

The following table presents fees incurred by Cadence for professional services rendered by KPMG LLP for the fiscal years ended December 31, 2011 and January 1, 2011.

	Fiscal Year Ended December 31, 2011		Fiscal Year Ended January 1, 2011
	(In thousands)
Audit Fees(1)	$2,738		$3,089
Audit-Related Fees(2)	—		201	(3)

Total Audit and Audit-Related Fees	2,738		3,290
Tax Fees(4)	99	(5)	109	(6)
All Other Fees	—		—

Total Fees	$2,837		$3,399

(1)

Includes fees for the audit of Cadence’s consolidated financial statements in Cadence’s Annual Report on Form 10-K, fees for the audit of Cadence’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, fees for the review of the interim condensed consolidated financial statements in Cadence’s Quarterly Reports on Form 10-Q and fees for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or other engagements.

(2)

Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Cadence’s consolidated financial statements that are not reported under “Audit Fees.”

(3)	Audit-Related Fees for fiscal 2010 consisted primarily of fees for services provided in connection with Cadence’s convertible debt offering during fiscal 2010.

(4)	Includes fees for tax compliance, tax advice and tax planning.

(5)	Tax Fees for fiscal 2011 consisted of tax compliance fees of $43,750 and tax advice and tax planning fees of $55,000.

(6)	Tax Fees for fiscal 2010 consisted of tax compliance fees of $43,663 and tax advice and tax planning fees of $65,329.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee pre-approves all audit and permissible non-audit services provided by KPMG LLP prior to the engagement of KPMG LLP with respect to such services. Pursuant to its pre-approval policy, the Audit Committee has pre-approved specified audit services, audit-related services, tax compliance services and tax planning and related tax services.

However, engagements for these pre-approved audit-related and tax services with an estimated cost of more than $250,000 or that exceed the applicable budgeted amount for the pre-approved services must be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. In addition, any proposed engagement of KPMG LLP for services that are not pre-approved audit-related and tax services as described above must also be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. The members to whom such authority is delegated must report any approval decisions to the full Audit Committee at its next scheduled meeting. None of the services described in the table above entitled “Fees Billed to Cadence by KPMG LLP During Fiscal 2011 and 2010” were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Cadence common stock as of March 6, 2012, the record date, unless otherwise indicated below, by:

•	All those known by Cadence to be beneficial owners of more than 5% of its common stock;

•	Each of the current or former executive officers named in the Summary Compensation Table presented below under “Compensation of Executive Officers;”

•	All directors and director nominees; and

•	All current executive officers and directors of Cadence as a group.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Five Percent Stockholders:
Dodge & Cox(2)	35,101,605	12.8%
555 California Street, 40th Floor
San Francisco, CA 94104
Wellington Management Company, LLP(3)	33,277,862	12.1
280 Congress Street Boston, MA 02210
BlackRock, Inc.(4)	20,409,988	7.4
40 East 52nd Street
New York, NY 10022
The Vanguard Group, Inc.(5)	14,783,462	5.4
100 Vanguard Blvd. Malvern, PA 19355
Directors and Executive Officers:
Susan L. Bostrom(6)	31,250	*
Donald L. Lucas(6)(7)	200,002	*
Dr. James D. Plummer(6)	12,500	*
Dr. Alberto Sangiovanni-Vincentelli(6)	255,493	*
George M. Scalise(6)	235,000	*
Dr. John B. Shoven(6)	512,500	*
Roger S. Siboni(6)	242,500	*
John A.C. Swainson(6)(8)	165,000	*
Lip-Bu Tan(6)(9)	3,174,196	1.1
Geoffrey G. Ribar(6)	171,331	*
Chi-Ping Hsu(6)	754,796	*
Charlie Huang(6)(10)	865,263	*
Nimish H. Modi(6)	534,945	*
All current executive officers and directors as a group (15 persons)(11)	7,647,511	2.7

*	Less than 1%

(1)

This table is based upon information provided by principal stockholders pursuant to Schedules 13G filed with the SEC and the executive officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Cadence believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by such stockholder. Beneficial ownership of greater than 5% of Cadence’s outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of the executive officers and directors is as of the record date. Applicable percentages are based on 274,440,440 shares of Cadence common stock outstanding on the record date, adjusted as required by rules promulgated by the SEC.

(2)

Dodge & Cox filed Amendment No. 4 to its Schedule 13G with the SEC on February 10, 2012 indicating that it beneficially owns 35,101,605 shares for which it has sole voting power with respect to 33,093,955 shares, shared voting power with respect to none of the shares and sole dispositive power with respect to 35,101,605 shares.

(3)

Wellington Management Company, LLP filed Amendment No. 1 to its Schedule 13G with the SEC on February 14, 2012, indicating that it beneficially owns 33,277,862 shares for which it has sole voting power with respect to none of the shares, shared voting power with respect to 25,460,984 of the shares, sole dispositive power with respect to none of the shares, and shared dispositive power with respect to 33,277,862 shares.

(4)	BlackRock, Inc. filed Amendment No. 2 to Schedule 13G with the SEC on February 13, 2012, indicating that it beneficially owns 20,409,988 shares for which it has sole voting and dispositive power.

(5)

The Vanguard Group, Inc. filed its Schedule 13G with the SEC on February 9, 2012, indicating that it beneficially owns 14,783,462 shares for which it has sole voting power with respect to 192,235 of the shares, sole dispositive power with respect to 14,591,227 of the shares, and shared dispositive power with respect to 192,235 shares.

(6)

Includes shares which executive officers named in the Summary Compensation Table presented under “Compensation of Executive Officers” and directors of Cadence have the right to acquire within 60 days after the record date upon exercise of outstanding stock options as follows:

Susan L. Bostrom	31,250	John A.C. Swainson	150,000
Donald L. Lucas	150,000	Lip-Bu Tan	2,230,936
Dr. James D. Plummer	12,500	Geoffrey G. Ribar	74,999
Dr. Alberto Sangiovanni-Vincentelli	225,000	Chi-Ping Hsu	617,429
George M. Scalise	225,000	Charlie Huang(12)	483,457
Dr. John B. Shoven	387,500	Nimish H. Modi	384,373
Roger S. Siboni	237,500

(7)

Includes 35,002 shares held by Donald L. Lucas, TTEE, Donald L. & Lygia S. Lucas Trust dated 12/3/84, of which Mr. Lucas is the trustee. Also includes 15,000 shares held by Donald L. Lucas, SUCC TTEE, Donald L. Lucas Profit Sharing Trust dated 1/1/84, of which Mr. Lucas is the Successor Trustee. Mr. Lucas disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(8)	Mr. Swainson is not standing for re-election at the annual meeting.

(9)

Includes 523,755 shares held by Lip-Bu Tan and Ysa Loo Trust dated 2/3/1992, of which Mr. Tan and his spouse are trustees and for which Mr. Tan shares voting and investment power with his spouse, and 15,000 shares held by A&E Investment LLC, the sole member of which is the Lip-Bu Tan and Ysa Loo Trust dated 2/3/1992. Also includes 7,000 shares held by L Tan & N Lee & W Lee Trustees, Pacven Walden Inc. 401(k) PSP FBO Lip-Bu Tan for which Mr. Tan has sole voting and investment power and 31,400 shares held by IRA FBO Lip-Bu Tan DB Securities Inc. Custodian Rollover Account 5/19/97. Mr. Tan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(10)

Includes 235,488 shares held by Huang-Zhang Trust U/A DTD 6/12/96, of which Mr. Huang and his spouse are trustees, and for which Mr. Huang shares voting and investment power with his spouse. Also includes 20,420 shares held in custodial accounts by Mr. Huang’s spouse for their children and 11,372 shares held by Mr. Huang’s spouse for which Mr. Huang may be deemed to share voting and investment power. Mr. Huang disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(11)	Includes 5,559,943 shares which all current executive officers and directors in the aggregate have the right to acquire within 60 days after the record date upon exercise of outstanding stock options.

(12)	Includes 459 shares held by Mr. Huang’s spouse that may be acquired within 60 days after the record date upon exercise of outstanding stock options.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses Cadence’s compensation program for the Named Executive Officers, or NEOs, in fiscal 2011, who were Lip-Bu Tan, its President and Chief Executive Officer, or CEO, Geoffrey G. Ribar, its Senior Vice President and Chief Financial Officer, or CFO, and its three most highly compensated executive officers other than its CEO and CFO: Charlie Huang, Senior Vice President of World Wide Field Operations, Chi-Ping Hsu, Senior Vice President of Research and Development, Silicon Realization Group, and Nimish H. Modi, Senior Vice President of Research and Development, System and Software Realization Group.

EXECUTIVE SUMMARY

Cadence’s Fiscal 2011 Performance Highlights

In 2009, the semiconductor industry’s sales declined as the global macroeconomic environment was negatively affected by decreased consumer spending, high unemployment, and restrained corporate spending. As a result, Cadence faced significant challenges in fiscal 2009 that required realignment of Cadence’s business operations with the macroeconomic realities. In fiscal 2010, Cadence grew its business and increased stockholder value by delivering superior technical solutions, implementing a number of efficiency measures, and improving its operating margins. Cadence continued its positive momentum through fiscal 2011. Revenue growth of 23% was driven by strong overall design activity leading to increased purchases of Cadence’s products and services. Other measures of financial performance showed strong growth for fiscal 2011, with non-GAAP operating margin increasing to 18% and operating cash flow increasing by 21%. These fiscal 2011 improvements came on top of progress Cadence made in fiscal 2010, when revenue increased by 10% over fiscal 2009, and non-GAAP operating margin improved to 9% from negative 2% in fiscal 2009. Following a 38% total stockholder return in fiscal 2010, shareholders realized an additional 26% return in fiscal 2011. The focus of Cadence’s management team, including the NEOs, was critical to the effective execution of its plan and sustaining Cadence’s strong performance through the year.

Cadence’s Fiscal 2011 Compensation Highlights

Cadence’s executive compensation practices for fiscal 2011 were consistent with Cadence’s executive compensation principles, pay-for-performance philosophy, and commitment to sound corporate governance, as outlined below:

•

Significant Majority of Compensation of Executive Officers, Including Named Executive Officers, Tied to Performance: the compensation of Cadence’s executive officers in fiscal 2011 was weighted towards performance-based, variable incentive awards (short-term cash incentives and long-term equity incentives, which comprise approximately 81% of total direct compensation for the NEOs), rather than fixed pay (base salary, which comprises approximately 19% of total direct compensation for the NEOs). Total direct compensation is comprised of base salary, target short-term cash incentives and long-term equity incentives (based on grant date fair values).

•	Restoration of Base Salary for the CEO after Voluntary Reduction

•

Effective January 1, 2011, following a voluntary 18-month base salary reduction, the annual base salary of Mr. Tan was restored to its original level of $600,000. Voluntary base salary reductions for other executive officers were restored effective July 1, 2010.

•

Upon the restoration of base salary levels for Mr. Tan in January 2011 and other executive officers in July 2010, bonus opportunities (which are expressed as a percentage of base salary) were restored accordingly. The following chart illustrates the impact of base salary and bonus reductions on the total cash compensation opportunity for Mr. Tan for the 2009-2011 fiscal years.

•	No Increases to Target Total Cash Compensation for Named Executive Officers in 2011

•

As Cadence continued to improve its financial performance, the Compensation Committee determined in February 2011 that base salary levels and target bonus levels (expressed as a percentage of base salaries) for the NEOs would remain unchanged.

•	Stretch Goals under the Short-Term Cash Incentive Plan

•

The Compensation Committee established financial and operational goals under both the 2010 Senior Executive Bonus Plan and the 2011 Senior Executive Bonus Plan, which we refer to in this proxy statement as the Bonus Plan, that significantly exceeded the internal operating plan for each year.

•

Accordingly, Bonus Plan objectives were set such that achievement of the revenue and non-GAAP operating margin targets in Cadence’s fiscal 2011 internal operating plan, referred to in this proxy statement as the 2011 Operating Plan, and individual performance at target would result in bonuses at or near 75% of individual annual target payouts.

•	Cadence significantly exceeded its 2011 Operating Plan revenue and operating margin targets, resulting in payouts at 109% of target bonuses on a weighted average basis for the NEOs as a group.

•

The following table reflects the weighted average short-term cash incentive plan payout as a percentage of target for NEOs in each fiscal year from 2008 to 2011. In fiscal years 2008 and 2009, Cadence paid no bonuses under the Bonus Plan to the executives who were NEOs for those years. In fiscal 2010, Cadence provided its 2010 NEOs with a weighted average bonus of 76.8 % of target even though Cadence’s financial performance significantly exceeded its 2010 Operating Plan. Fiscal 2011 is the first year that bonus payouts to NEOs were at or above target since fiscal 2007, reflecting Cadence’s continued improvement in its financial performance during 2011.

	2008	2009	2010	2011
Bonus Payout as a % of Target	0%	0%	76.8%	109%

•	Continued Emphasis on Long-Term Equity Incentives Aligned with Stock Performance

•

Cadence continued to provide a significant portion of equity incentive grants to its executive officers in the form of stock options, which provide a strong alignment of the interests of executive officers with the interests of Cadence’s stockholders.

•

The mix of long-term equity incentives rewards executives for building and sustaining long-term stockholder value, and creates balance between stock options (which reward stock price appreciation) and restricted stock (which provide more certain retention value subject to the fulfillment of certain conditions, including performance goals).

•

No Material Perquisites to Any Named Executive Officer in Fiscal 2011:    Cadence did not provide its executives with club memberships, financial planning assistance, personal use of private aircraft or any other material perquisites.

•	No Tax Gross-Ups: tax gross-ups are not provided to Cadence’s executives for personal expenses or for excise or other taxes in the event of a change in control.

•

Regular Compensation Risk Review:    the Compensation Committee conducts a formal review of the risks associated with Cadence’s executive compensation practices, policies, and programs on an annual basis and assesses risks as part of its regular decision making process.

•	Stock Ownership Guidelines: all of the NEOs are in compliance with Cadence’s stock ownership guidelines.

•

Independent Compensation Consultant:    the Compensation Committee continued to engage its own compensation consultant, Semler Brossy, which does not provide any services to management or otherwise to Cadence and had no prior relationship with any of the NEOs.

•

Results of 2011 Shareholder Vote on Executive Compensation:    at Cadence’s 2011 Annual Meeting of Stockholders, stockholders expressed strong support for Cadence’s executive compensation program, with approximately 98% of the votes cast for approval of the “say-on-pay” advisory vote. In addition to various other considerations discussed in this “Compensation Discussion & Analysis,” the Compensation Committee took into consideration the results of the 2011 annual advisory “say-on-pay” vote when making compensation decisions with respect to fiscal 2011. Given the positive nature of the 2011 say-on-pay vote, the Compensation Committee did not implement any significant changes to the executive compensation program as a result of the advisory vote.

•

Results of 2011 Shareholder Say-on-Frequency Vote:    in a non-binding advisory vote at Cadence’s 2011 Annual Meeting of Stockholders, a majority of votes were cast in favor of holding an annual “say-on-pay” vote, as recommend by Cadence’s Board. In light of and consistent with the voting results, Cadence will hold future “say-on-pay” votes on an annual basis until such time as the Board determines that a different frequency for such non-binding advisory votes is in the best interests of Cadence’s stockholders.

•	Clawback Policy: Cadence has a clawback policy that is applicable to performance-based compensation for its NEOs.

Executive Compensation Objectives

Cadence is engaged in a very competitive industry, and its success depends on its ability to attract, motivate and retain highly qualified, talented and creative executives with the leadership and innovation skills necessary to achieve Cadence’s annual and long-term business objectives. Cadence seeks to accomplish these objectives in ways that are aligned with the long-term interests of its stockholders.

Cadence’s executive officer compensation is based on the following principles:

•	Total direct compensation is targeted to be competitive with peer companies and market practice; and

•

A substantial portion of compensation of the executive officers is at-risk and is highly dependent on Cadence’s financial and operational performance as well as each executive officer’s scope of responsibility, criticality and individual performance.

The Compensation Committee oversees the executive compensation program and assesses executive officer compensation at least annually to monitor Cadence’s adherence to these principles. The executive compensation program is results oriented and is dependent on achievement of difficult-to-attain targets and the long-term performance of Cadence’s stock.

DETERMINING EXECUTIVE COMPENSATION

Competitive Compensation Levels

Each year, the Compensation Committee assesses the competitiveness of each element of the executive officers’ total direct compensation. The Compensation Committee also periodically reviews the competitiveness of the executive officers’ severance and change in control arrangements and the broad-based employee benefit plans in which the executive officers participate.

For fiscal 2011, the Compensation Committee considered the competitiveness of the executive officers’ total direct compensation as compared to executives with similar titles and responsibilities at companies with which Cadence competes for talent. This group of companies is referred to in this proxy statement as the Peer Group. In order to more accurately reflect the pool from which executive talent is drawn and to which it is lost, the Peer Group is not limited to Cadence’s direct business competitors. Rather, the Compensation Committee included publicly traded electronic design automation competitors, as well as a broader group of semiconductor and application software companies that are located in the San Francisco Bay Area (where Cadence is headquartered) and compete in the same talent market as Cadence.

All members of the 2011 Peer Group reflected revenue between one-half and two times that of Cadence’s twelve-month trailing revenue at the time the Peer Group was determined based on the information available at that time. In August 2010, the Compensation Committee approved the resulting group of 18 companies, which was used to assess the competitiveness of the executive officers’ base salaries, target and actual annual cash incentive compensation, long-term equity incentive opportunities and total direct compensation.

The following companies comprised the Peer Group for fiscal 2011 for determining competitive compensation levels:

Altera Corporation	Integrated Device Technology Inc.	National Semiconductor Corporation**
ANSYS, Inc.	Intersil Corporation	Novellus Systems, Inc.
Atheros Communications, Inc.*	KLA-Tencor Corporation	OmniVision Technologies, Inc.
Atmel Corporation	Lam Research Corporation	PMC-Sierra, Inc.
Cypress Semiconductor Corporation	Linear Technology Corporation	Synopsys, Inc.
Informatica Corporation	Mentor Graphics Corporation	TIBCO Software Inc.

*	acquired by QUALCOMM Incorporated in March 2011

**	acquired by Texas Instruments Incorporated in June 2011

The 2011 Peer Group was largely consistent with the 2010 Peer Group, with the exception of three companies. OmniVision Technologies, Inc. falls within the relevant revenue range for the 2011 Peer Group, but did not meet the criteria for the 2010 Peer Group. The 2010 Peer Group included Maxim Integrated Products, Inc. and Xilinx, Inc., each of which exceeded the 2011 Peer Group revenue range and were therefore removed from the fiscal 2011 Peer Group. The median revenue of the companies included in the fiscal 2011 Peer Group was approximately $800 million (calculated on a trailing most recent and available four fiscal quarters basis, as of August 31, 2010). Cadence’s revenue for the same period was approximately $885 million.

Compensation Determinations

Consistent with the principles of Cadence’s executive officer compensation outlined above, after the Compensation Committee determines the market levels of each executive officer’s compensation based on the compensation paid by the companies in the Peer Group, the Compensation Committee assesses the appropriateness of each executive officer’s compensation relative to executives with similar titles and responsibilities in the Peer Group. For the purposes of this assessment, the Compensation Committee considers the annual base salary, short-term cash incentive award opportunities and long-term equity incentive award opportunities (based on the fair value of the equity awards on the date of grant). Cadence does not target executive officer compensation at a specific level or percentage relative to compensation provided by the companies in the Peer Group, whether for total direct compensation or any element of total direct compensation. Instead, when determining compensation for the executive officers, the Compensation Committee takes into account not only the information regarding compensation paid to executives with similar titles and responsibilities at the companies in the Peer Group, but also each of the following factors, without prescribing particular weightings:

Cadence Factors

•	Cadence’s financial and operational performance as compared to the performance of the companies in the Peer Group;

•	Cadence’s relative size and scope of business as compared to the companies in the Peer Group; and

•	Budget constraints.

Individual Factors

•	Individual performance over the preceding year;

•	Strategic importance of the position;

•	Criticality, experience and ability to impact corporate and/or business group results;

•	Scarcity in the market of the individual’s skills and talents;

•	Expected future contributions;

•	Historical compensation;

•	Retention risks; and

•	Relative positioning/performance versus other executives.

The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation, although for each executive officer other than the CEO, the CEO typically makes assessments and recommendations to the Compensation Committee on their respective base salaries, short-term cash incentive compensation and long-term equity incentive compensation based upon an assessment of each of the “Cadence Factors” and the “Individual Factors” outlined above, which are collectively referred to in this proxy statement as the Compensation Factors.

The Compensation Committee then reviews these assessments and recommendations and determines whether or not to approve or modify the CEO’s recommendations. The Compensation Committee evaluates each of the Compensation Factors described above, and the assessment from such evaluation is used to determine the CEO’s compensation. The Compensation Committee, in its sole discretion, makes all decisions related to the CEO’s compensation.

ELEMENTS OF EXECUTIVE COMPENSATION

The NEOs’ compensation is comprised of the following elements:

•	Total direct compensation, consisting of:

•	Base salary;

•	Short-term cash incentive compensation; and

•	Long-term equity incentive compensation (including stock options and restricted stock).

•	Other compensation and benefits, consisting of:

•	Participation in Cadence’s broad-based employee benefit plans;

•	Participation in Cadence’s nonqualified deferred compensation plan;

•	Limited perquisites; and

•	Severance benefits.

Consistent with the principles of Cadence’s executive officer compensation outlined above, an executive officer’s total direct compensation is based on Cadence’s performance as well as on the performance of the individual executive officer. Cadence does not have a pre-established policy or target for allocating between fixed and variable compensation or among the different types of variable compensation, although the allocation is influenced by the Compensation Committee’s assessment of the compensation practices of the companies in the Peer Group and Cadence’s short-term and long-term strategic objectives. Instead, the Compensation Committee aims to provide total direct compensation at levels sufficient to attract, motivate and retain qualified executives. The Compensation Committee believes that executive compensation should incentivize the NEOs to drive Cadence’s consistent and sustained performance. Accordingly, the executive officers’ compensation at Cadence is weighted towards short-term cash incentives and long-term equity incentives rather than base salaries.

Base Salaries

Cadence offers its executive officers an annual base salary to compensate them for services rendered during the year. Base salaries are essential for the attraction and retention of talented executive officers and are determined using the Compensation Determinations. The executive officers’ base salaries are reviewed annually by the Compensation Committee, but do not automatically or necessarily increase each year. Changes to the executive officers’ base salaries, if any, are typically made in the first quarter of the year or in connection with an executive officer’s promotion or change in responsibilities.

In May 2009, in support of Cadence’s cost-reduction efforts and commitment to operational efficiency, Cadence’s executive officers, including Mr. Tan, volunteered for a temporary reduction of their annual base salaries (effective July 1, 2009) and the Compensation Committee accepted this voluntary reduction. During this period, the annual base salary of Mr. Tan was reduced by 20%. In February 2010, Mr. Tan requested, and the Compensation Committee agreed to, an additional 6.25% reduction of his already-reduced annual base salary, effective March 1, 2010.

Effective January 1, 2011, Mr. Tan’s annual base salary was restored to its original level of $600,000. The annual base salaries for the NEOs other than Mr. Tan were restored to their prior levels effective July 1, 2010. Other than the restoration of Mr. Tan’s base salary, Cadence did not change base salary levels for any NEO for fiscal 2011.

Short-Term Cash Incentive Compensation

Target Bonuses

Cadence generally provides its executive officers with the opportunity to earn short-term cash incentive compensation under the Bonus Plan. The purpose of the Bonus Plan is to reward executive officers for performance during a single fiscal year (or portions thereof) and to provide incentives for them to achieve Cadence’s short-term financial and operational goals, as measured against specific performance criteria relative to Cadence’s overall business results as well as the particular executive officer’s individual performance. Cash bonus payouts under the Bonus Plan are determined semi-annually after the end of each performance period, and the amount paid to each executive officer is determined based upon the executive officer’s target bonus multiplied by a company performance modifier and an individual performance modifier (each described in more detail below). For each executive officer other than the CEO, the Compensation Committee reviews, as described above under “Compensation Determinations,” and approves (with or without modification, in its sole discretion) the CEO’s recommendations as to the executive officer’s target bonus. For the CEO, however, the Compensation Committee is solely responsible for assigning a target bonus based on its review, as described above under “Compensation Determinations.”

In February 2011, the Compensation Committee reviewed the target bonus amounts of the NEOs and determined that the target bonus levels were appropriate. Accordingly, the Compensation Committee decided not to make any changes to the target bonus amounts in 2011. For fiscal 2011, the target and actual bonuses paid to the NEOs are set forth in the table below:

Name	Base Salary	Target Bonus (as a % of Base Salary)	Target Bonus	Actual Bonus
Lip-Bu Tan	$600,000	100%	$600,000	$657,276
Geoffrey G. Ribar	350,000	75	262,500	287,559
Charlie Huang	400,000	75	300,000	328,638
Chi-Ping Hsu	350,000	75	262,500	287,559
Nimish H. Modi	350,000	75	262,500	277,764

Company Performance Modifier

The company performance modifier is a percentage that reflects Cadence’s overall performance. The weightings and performance measures used to determine the company performance modifier are reviewed by the Compensation Committee at the beginning of each performance period, in consultation with the CEO, to ensure that they align with what the Compensation Committee and the CEO believe are the most important factors that influence Cadence’s annual business and financial performance and directly impact long-term stockholder value.

Consistent with fiscal 2010, the Compensation Committee set challenging financial and operational goals for the 2011 Bonus Plan as Cadence continued to improve its financial performance. For the full 2011 fiscal year, and assuming individual performance at target bonus level, achievement of the revenue and non-GAAP operating margin targets under Cadence’s 2011 Operating Plan would have resulted in bonus payouts of only 75% of the annual target payouts under the Bonus Plan. For the first half of 2011, achievement of Cadence’s revenue and non-GAAP operating margin targets under its 2011 Operating Plan would have resulted in bonus payouts of 30% of annual target payouts under the 2011 Bonus Plan, and, for the second half of 2011, achievement of Cadence’s revenue and non-GAAP operating margin targets under its 2011 Operating Plan would have resulted in bonus payouts of 45% of annual target payouts under the 2011 Bonus Plan.

Cadence weighted the payouts more heavily towards the second half of the fiscal year and set more challenging targets for the second half of the fiscal year because of a number of factors, including the expectation that its financial performance for fiscal 2011 would improve over the course of the year. Further, the Compensation Committee wanted to ensure that Cadence performed against its annual financial targets before paying the majority of executives’ bonuses.

For fiscal 2011, the components of the company performance modifier and relative weightings were as follows: 45% for the total revenue target and 55% for the non-GAAP operating margin target. For each half of fiscal 2011, the performance goals, and actual performance against such goals, used to determine the group performance modifiers were as follows:

	Revenue (In millions)	Non-GAAP Operating Margin*	Revenue (In millions)	Non-GAAP Operating Margin*
	1st Half		2nd Half
2011 Operating Plan Target	$520.0	11.3%	$575.6	16.7%
2011 Bonus Plan Target	$541.2	14.8%	$606.0	20.9%
Actual Achievement**	$549.2	14.6%	$600.5	19.5%
Company Performance Modifier	1.025		0.934

*	Non-GAAP operating margin target is defined as non-GAAP income from operations expressed as a percentage of total revenue, as disclosed in Cadence’s earnings releases.

**

As noted above, in fiscal 2011, the Compensation Committee set the Bonus Plan targets such that achievement of the fiscal 2011 Operating Plan targets would result in bonuses at 75% of individual annual target amounts. Note also that the Actual Achievement figures for Revenue and Non-GAAP Operating Margin, for purposes of determining actual bonus amounts, exclude the impact of an acquisition made by Cadence in fiscal 2011.

Individual Performance and Bonus Determination

For each NEO other than the CEO, the CEO makes a bonus recommendation for each performance period. Based on the NEO’s performance, as well as the CEO’s bonus recommendation, the Compensation Committee determines the bonus for each executive officer, which reflects individual and company performance. For the CEO’s bonus, the Compensation Committee evaluates the CEO’s performance and contributions as well as Cadence’s overall performance.

For each half of fiscal 2011, the Compensation Committee took into consideration the business results the executive team accomplished, as well as “Individual Factors” described below, to determine each NEO’s bonus payment.

The Compensation Committee awarded bonuses to each of the NEOs in the first and second halves of fiscal 2011 based on numerous factors, including Cadence’s overachievement of 2011 Operating Plan targets for total revenue and non-GAAP operating margin in the first and second half of fiscal 2011, which led to company performance modifiers of 1.025 and 0.934 for those periods, respectively, as well as Cadence’s improved results in core areas of its electronic design automation business and investments in new technologies, to which each of the NEOs made significant contributions. In addition, the Compensation Committee considered certain factors specific to each individual NEO, including the following:

•

Mr. Tan was awarded 113% of his target bonus for the first half of fiscal 2011 and 107% of his target bonus for the second half of fiscal 2011 in recognition of, among other things, his intense focus on and significant contribution to strategic customer relationships and his progress in building an integrated management team and strengthening Cadence’s culture.

•

Mr. Ribar was awarded a bonus payment of approximately 113% of his target bonus for the first half of fiscal 2011 and 107% of his target bonus for the second half of fiscal 2011, in recognition of, among other things, his significant contribution to the strong financial performance of Cadence in fiscal 2011.

•

Mr. Huang was awarded a bonus of approximately 113% of his target bonus for the first half of fiscal 2011 and 107% of his target bonus for the second half of fiscal 2011, in recognition of, among other things, his strong leadership of the Worldwide Field Operations organization and his instrumental role in key customer wins and strategic partnership expansion, which were critical to Cadence’s strong financial performance.

•

Mr. Hsu was awarded a bonus payment of approximately 113% of his target bonus for the first half of fiscal 2011 and 107% of his target bonus for the second half of fiscal 2011, in recognition of, among other things, his leadership in driving advancements in Cadence’s technology, his contributions to significant wins with key customers and his role in the expansion of Cadence’s strategic partnerships.

•

Mr. Modi was awarded a bonus payment of approximately 108% of his target bonus for the first half of fiscal 2011 and 105% of his target bonus for the second half of fiscal 2011, in recognition of, among other things, his contributions to the success of Cadence’s hardware and verification business and significant wins with key customers.

As mentioned above, fiscal 2011 is the first year that bonus payouts to NEOs were at or above target since fiscal 2007.

Long-Term Equity Incentive Compensation

Consistent with the principles of Cadence’s compensation for its executive officers outlined above, long-term equity incentives are designed to provide executive officers with an equity stake in Cadence, promote stock ownership to align the executive officers’ interests with those of Cadence’s stockholders, and create significant incentives for executive retention. Specifically, stock options provide an opportunity for Cadence to reward its executive officers solely to the extent Cadence’s stock price increases from the date of grant over time and the executive officers remain employed at Cadence during the period required for the stock options to vest. Furthermore, awards of restricted stock align the interests of executive officers with the interests of stockholders through stock ownership, require continued employment of the executive throughout the vesting period, and increase in value when Cadence’s stock price increases.

When the Compensation Committee determines and approves individual equity grants to executive officers, it considers compensation paid to executives with similar titles and responsibilities at the companies in the Peer Group and each of the Compensation Factors, without prescribing particular weightings to any of the Compensation Factors. In addition, the Compensation Committee reviews the CEO’s assessments and recommendations as to the long-term equity compensation for all of the executive officers except himself.

In fiscal 2010, the Compensation Committee adopted a policy that, in determining the compensation of executive officers, including the NEOs, a portion of their stock awards granted be performance-based. The performance-based stock awards may take either of the following forms:

•	Performance-Vesting Stock Awards — stock awards that do not vest or become exercisable unless certain specific business performance goals established by the Compensation Committee are met.

•	Performance-Accelerated Stock Awards — stock awards for which vesting is accelerated upon achievement of specific business performance goals established by the Compensation Committee.

In fiscal 2011, for Mr. Tan, approximately 76% of the grant date fair value of equity incentive grants was attributable to options and approximately 24% was attributable to restricted stock awards. At Mr. Tan’s request, the Compensation Committee approved an award of 100% options for Mr. Huang. Mr. Ribar, who received an equity grant as an inducement to join Cadence in November 2010, did not receive any equity grants during fiscal 2011. For the other NEOs, approximately 66% of the grant date fair value of equity incentive grants in fiscal 2011 was attributable to options, and approximately 34% was attributable to restricted stock awards. The Compensation Committee intended this long-term equity incentive mix to provide the appropriate level of executive alignment with stockholder interests, reward its executives for building long-term stockholder value, and create balance between stock options (which provide value only if the stock price increases) and restricted stock (which provide more certain retention value subject to the fulfillment of certain conditions, including performance goals). The Compensation Committee and Mr. Tan continue to believe that equity-based compensation is an important component of Cadence’s compensation program and essential to motivate executives and align their interests with those of its stockholders.

The stock options granted to the NEOs in February 2011 vest monthly over four years from the date of grant and expire seven years from the date of grant. The February 2011 restricted stock awards vest in equal semi-annual installments over three years from the date of grant, subject to the achievement of performance goals intended to qualify the awards as “performance-based compensation” under Section 162(m) of the Code. The values reflected for equity awards in the Summary Compensation Table below are the grant date fair values of such awards. The values in the Summary Compensation Table do not reflect the financial benefit that the holders of the awards will actually realize upon the vesting of the awards, nor, with respect to stock options, whether the stock options will be exercised or exercisable prior to their expiration.

Please refer to the Grants of Plan-Based Awards in Fiscal Year 2011 table below for more detail regarding grants to NEOs.

Grant Timing Policy

The Compensation Committee and senior management monitor Cadence’s stock option and restricted stock grant policies to ensure that such policies comply with governing regulations and are consistent with good corporate practice. Grants to the executive officers are generally made at the Compensation Committee meeting held in February of each year, after results for the preceding fiscal year become available and after review and evaluation of each executive officer’s performance, enabling the Compensation Committee to consider both the prior year’s performance and expectations for the succeeding year in making grant decisions. However, the Compensation Committee may make grants at any time of the year it deems appropriate.

Deferred Compensation

In fiscal 2011, each of the NEOs was eligible to defer compensation payable to them under a nonqualified deferred compensation plan maintained by Cadence, which is referred to in this proxy statement as the Deferred Compensation Plan. The Deferred Compensation Plan is designed to allow for savings above the limits imposed by the Code for 401(k) plans on an income tax-deferred basis for Cadence employees at the level of vice president (or its equivalent) and above who choose to participate. Amounts deferred into the Deferred Compensation Plan are held in accounts with values indexed to the performance of selected mutual funds or money market accounts. The investment options made available under the Deferred Compensation Plan are substantially similar to those available under Cadence’s tax-qualified 401(k) plan. Cadence does not match contributions made under the Deferred Compensation Plan. The Deferred Compensation Plan is unfunded and is subject to the claims of creditors, so that participants in the Deferred Compensation Plan have rights in the plan only as unsecured creditors. Cadence maintains the Deferred Compensation Plan for the purposes of providing a competitive benefit and allowing all participants, including the NEOs, an opportunity to defer income tax payments on their cash compensation.

Other Employee Benefit Plans

The NEOs are eligible for the same benefits generally available to Cadence employees. These include participation in a tax-qualified 401(k) plan, employee stock purchase plan, and group life, health, dental, vision and disability insurance plans. Cadence does not currently offer guaranteed pension benefits. Cadence periodically assesses its broad-based employee benefit plans based upon a review of the benefits survey conducted by the Silicon Valley Employers’ Forum. Cadence aims to provide benefits to its employees that are competitive with market practices.

Perquisites

Cadence does not provide NEOs any tax gross-up payments with respect to any taxable income. Cadence did not provide material perquisites to any NEO in fiscal 2011.

Severance Benefits

The Compensation Committee periodically reviews typical industry practices concerning severance and change in control agreements and Cadence’s severance and change in control agreements. Cadence has entered into employment agreements with each of the NEOs that provide for benefits upon termination of employment under certain circumstances, including in connection with a change in control of Cadence. Cadence provides these benefits as a means of remaining competitive, retaining executive officers, focusing executive officers on stockholder interests when considering strategic alternatives and providing income protection in the event of involuntary loss of employment. In general, these arrangements provide for severance benefits upon Cadence’s termination of the executive’s employment without cause or resignation by the executive for good reason (constructive termination). In the event of a change in control of Cadence, and if the executive’s employment is terminated without cause or for good reason (constructive termination), the executive will receive enhanced severance benefits. Accordingly, Cadence provides for enhanced severance benefits only in the event of a “double trigger” because it believes that the executive officers would be materially harmed only if a change in control results in reduced responsibilities or compensation or loss of employment.

Please refer to the discussion under “Potential Payments upon Termination or Change in Control and Employment Contracts” below for a more detailed discussion of the severance and change in control arrangements with the NEOs.

STOCK OWNERSHIP GUIDELINES

Cadence maintains stock ownership guidelines for its executive officers. These guidelines are designed to promote alignment with the interests of stockholders and Cadence’s commitment to sound corporate governance. All of the NEOs satisfy Cadence’s stock ownership guidelines.

Stock Ownership Guidelines

Position	Shares	Years to Meet Guidelines
Chief Executive Officer	100,000
Chief Financial Officer	50,000	5 years
Senior Vice Presidents	25,000

For purposes of determining stock ownership levels, the following forms of equity interests in Cadence count towards satisfaction of the stock ownership guidelines: restricted or incentive shares (whether vested or unvested), shares obtained through the Amended and Restated Employee Stock Purchase Plan, which is referred to in this proxy statement as the ESPP, shares acquired and held through the exercise of stock options, shares purchased on the open market, shares owned outright by the executive officer or his or her immediate family members residing in the same household, and shares held in trust for the benefit of the executive officer or his or her family.

CLAWBACK POLICY

Cadence has adopted a clawback policy, which provides that if Cadence restates its reported financial results, the Board will review all bonuses and other awards made to the NEOs after January 1, 2010 on the basis of having met or exceeded performance goals during the period covered by the restatement and will, to the extent practicable and in the best interests of stockholders, instruct Cadence to seek to recover or cancel such bonuses or awards to the extent that performance goals would not have been met under such restated financial results.

TAX CONSIDERATIONS

Section 162(m) of the Code

Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1,000,000 in any fiscal year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. Cadence attempts to structure its compensation arrangements to achieve deductibility under Section 162(m) of the Code, unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m) of the Code. Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

In fiscal 2011, all stock option and restricted stock grants to the NEOs were structured with the intent to qualify them as “performance-based compensation” under Section 162(m) of the Code, and performance measures and goals under the Bonus Plan were intended to comply with the exception for performance-based compensation under Section 162(m) of the Code.

Section 280G of the Code

Section 280G of the Code disallows a company’s tax deduction for certain payments in connection with a change in control, defined as “excess parachute payments,” and Section 4999 of the Code imposes a 20% excise tax on certain persons who receive excess parachute payments. The NEOs will not be provided with tax gross-up payments in the event their payments become subject to this excise tax, but instead would be entitled to the best after-tax alternative. In other words, they would be entitled to whichever of the following payments results in the largest after-tax amount:

•	The full payout including any portion that would be classified as an excess parachute payment; or

•	The maximum payout that would result in no portion of the payout being subject to the excise tax.

Cadence chose to provide the NEOs with the best after-tax alternative to maximize the benefits provided to each executive in connection with a change in control while allowing Cadence to avoid making any gross-up payments.

In the event that a portion of the payout would be classified as an excess parachute payment, Cadence’s tax deduction would be disallowed under Section 280G of the Code and an excise tax would be imposed on the NEO under Section 4999 of the Code. Please refer to the discussion below under “Potential Payments upon Termination or Change in Control and Employment Contracts” for more detail on the potential lost tax deductions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with management. In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in this proxy statement and incorporation by reference into Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

SUBMITTED BY THE COMPENSATION COMMITTEE

John B. Shoven, Chairman

Susan L. Bostrom

Donald L. Lucas

George M. Scalise

John A. C. Swainson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or was during or prior to fiscal 2011, an officer or employee of Cadence or any of its subsidiaries. None of Cadence’s executive officers serves or served as a director or member of the compensation committee of another entity where an executive officer of such other entity serves or served as a director or member of the Compensation Committee of Cadence.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation awarded or paid to, or earned by, Cadence’s Named Executive Officers in fiscal 2011.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(3)	Total ($)
Lip-Bu Tan	2011	$600,000	$—	$966,000	$3,102,000	$657,276	$11,262	$5,336,538
President and Chief	2010	454,616	—	560,000	1,845,360	357,321	11,046	3,228,343
Executive Officer	2009	531,692	11,765	2,076,000	3,636,609	—	26,029	6,282,095
Geoffrey G. Ribar	2011	350,000	—	—	—	287,559	9,746	647,305
Senior Vice President	2010	74,038	—	329,600	656,500	47,857	2,043	1,110,038
and Chief Financial Officer
Chi-Ping Hsu	2011	350,000	—	289,800	620,400	287,559	11,716	1,559,475
Senior Vice President of Research and Development, Silicon Realization Group
Charlie Huang	2011	400,000	—	—	969,375	328,638	9,366	1,707,379
Senior Vice President,	2010	380,308	—	224,000	299,871	226,285	9,265	1,139,729
Worldwide Field	2009	375,692	—	147,000	455,180	—	9,168	987,040
Operations
Nimish H. Modi	2011	350,000	—	289,800	504,075	277,764	9,114	1,430,753
Senior Vice President of Research and Development, System and Software Realization Group

(1)	Includes amounts deferred pursuant to Section 401(k) of the Code and the Deferred Compensation Plan.

(2)

In accordance with SEC rules, the amount shown is the aggregate grant date fair value for awards granted during the fiscal year calculated in accordance with FASB ASC Topic 718. While the grant date fair value of awards reflects the full value of the awards in the year of grant, the awards will be earned by holders over a number of years, and in certain cases, subject to performance conditions. The terms of the applicable awards are discussed in more detail in the Grants of Plan-Based Awards in Fiscal Year 2011 and the Outstanding Equity Awards at 2011 Fiscal Year End tables. The assumptions used to calculate the valuation of the awards for fiscal 2011 are set forth in Note 12 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the assumptions used to calculate the valuation of the awards in prior years are set forth in the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the corresponding years. The amount shown is calculated based on the price of Cadence common stock on the date the awards were granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore does not reflect the market value of the awards as of December 31, 2011, the financial benefit that the holders of the awards will actually realize upon exercise of the awards or the likelihood that the awards will be exercised prior to their expiration.

(3)

The payments listed in the “All Other Compensation” column above reflect the following and, unless noted below, are based upon the actual cost expended by Cadence in connection with the following amounts:

•	For Mr. Tan, the amount shown includes (for fiscal 2011): $7,350 for 401(k) matching contributions and $3,912 for term life insurance premium payments.

•	For Mr. Ribar, the amount shown includes (for fiscal 2011): $7,350 for 401(k) matching contributions, and $2,396 for term life insurance premium payments.

•	For Mr. Hsu, the amount shown includes (for fiscal 2011): $7,350 for 401(k) matching contributions and $4,366 for term life insurance premium payments.

•	For Mr. Huang, the amount shown includes (for fiscal 2011): $7,350 for 401(k) matching contributions and $2,016 for term life insurance premium.

•	For Mr. Modi, the amount shown includes (for fiscal 2011): $7,350 for 401(k) matching contributions and $1,764 for term life insurance premium payments.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2011

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Lip-Bu Tan	2/08/11	$—	$—	$—	100,000	—		—	$966,000
	2/08/11	—	—	—	—	800,000	(4)	9.66	3,102,000
	Bonus Plan	—	600,000	1,350,000	—	—		—	—
Geoffrey G. Ribar(5)	Bonus Plan	—	262,500	590,625	—	—		—	—
Chi-Ping Hsu	2/08/11	—	—	—	30,000	—		—	289,800
	2/08/11	—	—	—	—	160,000	(4)	9.66	620,400
	Bonus Plan	—	262,500	590,625	—	—		—	—
Charlie Huang	2/08/11	—	—	—	—	250,000	(4)	9.66	969,375
	Bonus Plan	—	300,000	675,000	—	—		—	—
Nimish H. Modi	2/08/11	—	—	—	30,000	—		—	289,800
	2/08/11	—	—	—	—	130,000	(4)	9.66	504,075
	Bonus Plan	—	262,500	590,625	—	—		—	—

(1)

The stock awards granted to Messrs. Hsu, Modi and Tan on February 8, 2011 were granted under the 1987 Plan, and vest over three years, with 1/6th of the shares subject to such stock award vesting every six months after the date of grant, subject to the achievement of certain specified performance goals intended to qualify the stock awards as “performance-based compensation” under Section 162(m) of the Code.

(2)	The exercise price of the stock options is the closing price of Cadence common stock on the date of grant.

(3)

In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards and option awards calculated pursuant to FASB ASC 718. The grant date fair value is based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore does not reflect the financial benefit that the holder of the award will actually realize upon the vesting of the award, and with respect to option awards, such amount does not reflect whether the option award will be exercised or exercisable prior to its expiration. The assumptions used to calculate the valuation of the stock awards and option awards for fiscal 2011 are set forth in Note 12 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(4)	The stock options were granted under the 1987 Plan and vest over four years, with 1/48th of the shares subject to such option vesting at the end of each month after the date of grant.

(5)	Mr. Ribar, who received an equity grant as an inducement to join Cadence in November 2010, did not receive any equity grants during fiscal 2011.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2011 TABLE

EMPLOYMENT TERMS

Certain elements of compensation set forth in the Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2011 table reflect the terms of an employment agreement between Cadence and each of the Named Executive Officers that were in effect as of December 31, 2011.

Lip-Bu Tan.    Cadence is a party to an employment agreement with Mr. Tan pursuant to which Mr. Tan serves as President and Chief Executive Officer. The agreement provides for an initial base salary of $600,000 per year and for Mr. Tan’s participation in the Bonus Plan at an annual target bonus of 100% of his base salary.

Geoffrey G. Ribar.    Cadence is party to an employment agreement with Mr. Ribar pursuant to which Mr. Ribar serves as Senior Vice President and Chief Financial Officer. The employment agreement provides for an initial base salary of $350,000 per year and for Mr. Ribar’s participation in the Bonus Plan at an annual target bonus of 75% of his base salary.

Charlie Huang.    Cadence is a party to an employment agreement with Mr. Huang pursuant to which Mr. Huang initially served as Senior Vice President and Chief Strategy Officer, and now serves as Senior Vice President of Worldwide Field Operations. The agreement provides for an initial base salary of $350,000 per year and for Mr. Huang’s participation in the Bonus Plan at an annual target bonus of 75% of his base salary. In February 2009, Mr. Huang’s base salary was increased to $400,000.

Chi-Ping Hsu.    Cadence is party to an employment agreement with Mr. Hsu pursuant to which Mr. Hsu serves as Senior Vice President of Research and Development. The agreement provides for an initial base salary of $350,000 per year and for Mr. Hsu’s participation in the Bonus Plan at an annual target bonus of 75% of his base salary.

Nimish H. Modi.    Cadence is party to an employment agreement with Mr. Modi pursuant to which Mr. Modi serves as Senior Vice President of Research and Development. The agreement provides for an initial base salary of $350,000 per year and for Mr. Modi’s participation in the Bonus Plan at an annual target bonus of 75% of his base salary.

The proportion of salary to total compensation of the Named Executive Officers is explained above under “Compensation, Discussion and Analysis — Elements of Executive Compensation.”

EQUITY PLAN AWARDS

The stock awards granted on February 8, 2011 to the Named Executive Officers were granted under the 1987 Plan and vest over three years, with 1/6th of the shares subject to vesting every six months after the date of grant. Those fiscal 2011 stock awards under the 1987 Plan were also subject to the achievement of certain specified performance goals intended to qualify the stock awards as “performance-based compensation” under Section 162(m) of the Code. The stock options granted in fiscal 2011 to the Named Executive Officers were granted under the 1987 Plan and vest over four years, with 1/48th of the shares subject to vesting at the end of each month after the date of grant. The exercise price of stock options granted under the 1987 Plan was the closing price of Cadence common stock on the date of grant. Dividends, if any, are payable to the holders of restricted stock issued under Cadence’s equity plans subject to the same restrictions and vesting conditions as the stock award with respect to which they were distributed.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested (#)		Market Value of Shares of Stock that have not Vested ($)(2)
Lip-Bu Tan	6,250	(3)	—		$18.30	2/04/14	—		$—
	25,000	(3)	—		14.87	4/01/14	—		—
	25,000	(3)	—		14.59	4/01/15	—		—
	25,000	(3)	—		18.08	4/01/16	—		—
	25,000	(3)	—		20.53	4/02/17	—		—
	25,000	(3)	—		10.94	4/01/18	—		—
	100,000	(4)	—		2.61	12/15/15	—		—
	656,250		243,750	(5)	4.12	1/08/16	—		—
	506,458		208,542		4.20	2/05/16	—		—
	366,666		433,334		5.60	2/08/17	—		—
	166,666		633,334		9.66	2/08/18	—		—
	—		—		—	—	150,000	(6)	1,560,000
	—		—		—	—	33,333	(7)	346,663
	—		—		—	—	49,998	(8)	519,979
	—		—		—	—	83,333	(9)	866,663
Geoffrey G. Ribar	54,166		145,834	(10)	8.24	11/15/17	—		—
	—		—		—	—	30,000	(11)	312,000
Chi-Ping Hsu	13,887	(3)	—		1.25	10/1/12	—		—
	14,643	(3)	—		1.25	3/26/13	—		—
	254,526	(3)	—		10.44	4/17/13	—		—
	33,542	(3)	—		18.85	11/15/13	—		—
	7,292	(3)	—		17.89	12/9/15	—		—
	8,958		1,042		11.25	5/15/15	—		—
	141,666		58,334		4.20	2/05/16	—		—
	59,583		70,417		5.60	2/08/17	—		—
	33,333		126,667		9.66	2/08/18	—		—
	—		—		—	—	3,250	(12)	33,800
							5,000	(7)	52,000
	—		—		—	—	19,999	(8)	207,990
							25,000	(9)	260,000
Charlie Huang	8,000	(3)	—		12.63	7/31/12	—		—
	5,000	(3)	—		9.59	2/07/13	—		—
	50,000	(3)	—		21.58	5/15/14	—		—
	57,500		2,500		10.61	2/01/15	—		—
	141,666		58,334		4.20	2/05/16	—		—
	50,000	(3)	—		16.80	2/15/16	—		—
	59,583		70,417		5.60	2/08/17	—		—
	52,083		197,917		9.66	2/08/18
	—		—		—	—	7,500	(13)	78,000
	—		—		—	—	5,833	(7)	60,663
	—		—		—	—	19,999	(8)	207,990

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested (#)		Market Value of Shares of Stock that have not Vested ($)(2)
Nimish H. Modi	8,958		1,042	11.25	5/15/15	—		—
	100,000	(3)	—	16.63	9/16/16	—		—
	141,666		58,334	4.20	2/05/16	—		—
	59,583		70,417	5.60	2/08/17	—		—
	27,083		102,917	9.66	2/08/18	—		—
	—		—	—	—	3,250	(12)	33,800
	—		—	—	—	5,000	(7)	52,000
	—		—	—	—	19,999	(8)	207,990
	—		—	—	—	25,000	(9)	260,000

(1)	Unless otherwise indicated, these stock options were granted seven years prior to the expiration date and vest at a rate of 1/48th per month each month after the date of grant.

(2)

The market value of the stock awards that have not vested is calculated by multiplying the number of shares that have not vested by the closing price of Cadence common stock on December 30, 2011 (the last business day of Cadence’s fiscal 2011) of $10.40 per share.

(3)	Stock option was granted on the date ten years prior to the expiration date and was fully vested on December 31, 2011.

(4)	Stock option was granted on the date seven years prior to the expiration date and was fully vested on December 31, 2011.

(5)

Stock option was granted on the date seven years prior to the expiration date and 1/4th of the shares vests on the first anniversary of the date of grant and 1/36th of the remaining shares vests monthly thereafter.

(6)	Restricted stock was granted on January 8, 2009 and vests at a rate of 1/4th on each anniversary of the date of grant, subject to the achievement of specific performance goals.

(7)	Restricted stock was granted on February 5, 2009 and vests at a rate of 1/6th every six months from the date of grant over three years, subject to the achievement of specific performance goals.

(8)	Restricted stock was granted on February 8, 2010 and vests at a rate of 1/6th every six months from the date of grant over three years, subject to the achievement of specific performance goals.

(9)	Restricted stock was granted on February 8, 2011 and vests at a rate of 1/6th every six months from the date of grant over three years, subject to the achievement of specific performance goals.

(10)	Stock option was granted on November 15, 2010 and 1/4th of the shares vests on the first anniversary of the date of grant and 1/36th of the remaining shares vest monthly thereafter.

(11)	Restricted stock was granted on November 15, 2010 and vests at a rate of 1/4th on each anniversary of the date of grant.

(12)	Restricted stock was granted on May 15, 2008 and vests at a rate of 1/4th on each anniversary of the date of grant.

(13)	Restricted stock was granted on February 1, 2008 and vests at a rate of 1/4th on each anniversary of the date of grant.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2011(1)

The following table sets forth information with respect to the stock awards vested during fiscal 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Lip-Bu Tan	191,667	$1,699,004
Geoffrey G. Ribar	10,000	115,700
Chi-Ping Hsu	31,584	289,616
Charlie Huang	32,500	294,925
Nimish H. Modi	31,584	289,616

(1)	No stock options were exercised by any of the Named Executive Officers during fiscal 2011.

(2)	Amount reflects the value realized on vesting, computed by multiplying the number of shares of stock vesting by the market value of a share on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2011

Executive officers may elect to defer up to 80% of their base salary and up to 100% of the non-equity incentive plan compensation payable to them under the Deferred Compensation Plan. These deferred compensation payments are held in accounts with values indexed to the performance of selected mutual funds or money market accounts. Executive officers may elect to receive distributions from their account upon termination of employment with Cadence, the passage of a specified number of years or the attainment of a specified age, whichever event occurs first. In addition, executive officers may elect a lump-sum payment or monthly installments over a five or ten year period.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)
Lip-Bu Tan	$—	$—	$94.51	$—	$84,825.44
Geoffrey G. Ribar	—	—	—	—	—
Chi-Ping Hsu	—	—	—	—	—
Charlie Huang	—	—	—	—	—
Nimish H. Modi	—	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AND EMPLOYMENT CONTRACTS

The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment or assuming a change in control that is combined with a termination of employment had occurred on December 31, 2011 (based upon the closing price of Cadence common stock on December 30, 2011 (the last business day of Cadence’s fiscal 2011) of $10.40 per share), given the compensation and service levels of each Named Executive Officer. In addition to the benefits described below, upon any termination of employment, each of the Named Executive Officers would also be entitled to the amount shown in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation for Fiscal Year 2011 table above.

Employment Terms with NEOs

As of December 31, 2011, Cadence had an employment agreement with each of the NEOs. The employment agreements generally provide for the payment of benefits if the executive’s employment with Cadence is terminated either by Cadence without “cause” (as defined below) or by the executive in connection with a

“constructive termination” (as defined below). In addition, the employment agreements provide for certain benefits upon a termination of employment due to death or “permanent disability” (as defined below). The employment agreements also provide for enhanced benefits upon a termination either by Cadence without “cause” or by the executive in connection with a “constructive termination” that occurs during the period commencing three months before a “change in control” (as defined below) of Cadence and ending 13 months following such “change in control.” The employment agreements do not provide for any benefits upon a termination by Cadence for “cause” or upon the executive’s resignation other than in connection with a “constructive termination.”

For purposes of the employment agreements, “cause,” “constructive termination,” “change in control” and “permanent disability” are defined as follows.

“Cause” generally means an executive’s:

•	gross misconduct or fraud in the performance of his duties under the employment agreement;

•	conviction or guilty plea or plea of nolo contendere with respect to any felony or act of moral turpitude;

•	engaging in any material act of theft or material misappropriation of company property in connection with his employment;

•	material breach of the employment agreement, after written notice is delivered to the executive of such breach;

•	material breach of Cadence’s Employee Proprietary Information and Inventions Agreement (as defined in the employment agreement);

•	material failure/refusal to perform the assigned duties, and, where such failure/refusal is curable; or

•	material breach of the Code of Business Conduct, as such code may be revised from time to time.

“Constructive termination” generally means the occurrence of any one of the following events:

•

for Messrs. Huang and Tan, a material adverse change, without the executive’s written consent, in the executive’s authority, duties or title causing the executive’s position to be of materially less stature or responsibility (for Messr. Tan, such material adverse change shall be deemed to occur if he is removed from his current position);

•

for Messrs. Hsu, Modi and Ribar, it is if either executive is removed from his executive position and ceases to be identified as an executive officer of Cadence for purposes of the rules promulgated under Section 16 of the Exchange Act;

•	for Messrs. Huang, Hsu, Modi and Ribar, any change, without the executive’s written consent, to the executive’s reporting structure causing the executive to no longer report to the CEO;

•

a reduction, without the executive’s written consent, in the executive’s base salary in effect by more than 10% or a reduction by more than 10% in the executive’s stated target bonus in effect under a bonus plan;

•	a relocation of the executive’s principal place of employment by more than 30 miles, unless the executive consents in writing to such relocation;

•	any material breach by Cadence of any provision of the employment agreement;

•	any failure by Cadence to obtain the written assumption of the employment agreement by any successor to Cadence; or

•

for Messrs. Hsu, Modi, Ribar and Tan, in the event the executive, prior to a “change in control,” is identified as an executive officer of Cadence for purposes of the rules promulgated under Section 16 of the Exchange Act and following a “change in control” in which Cadence or any successor remains a publicly traded entity, the executive is not identified as an executive officer for purposes of Section 16 of the Exchange Act at any time within one year after the “change in control.”

“Change in control” generally means the occurrence of any one of the following events:

•	any person acquires more than 50% of the total voting power represented by Cadence’s then outstanding voting securities;

•

any person acquires in one transaction (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) more than 30% of the total voting power represented by Cadence’s then outstanding voting securities;

•	if a majority of the members of the Board are replaced in any two-year period other than in specific circumstances;

•

the consummation of a merger or consolidation of Cadence with any other corporation if such merger or consolidation is approved by the stockholders of Cadence, other than a merger or consolidation in which the holders of Cadence’s outstanding voting securities immediately prior to such merger or consolidation receive securities possessing at least 80% of the total voting power represented by the outstanding voting securities of the surviving entity immediately after such merger or consolidation; or

•	the consummation of the liquidation, sale or disposition by Cadence of all or substantially all of Cadence’s assets if such liquidation, sale or disposition is approved by the stockholders of Cadence.

“Permanent disability” generally means any medically determinable physical or mental impairment that can reasonably be expected to result in death or that has lasted or can reasonably be expected to last for a continuous period of not less than 12 months and that renders the executive unable to perform effectively all of the essential functions of his position pursuant to his employment agreement, with or without reasonable accommodation.

Under the employment agreements, if the executive’s employment is terminated by Cadence without “cause” (and not due to death or “permanent disability”) or if the executive terminates his employment in connection with a “constructive termination,” the executive will be entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. These transition agreements provide for the following payments and benefits:

•

continued employment by Cadence, for up to one year after the executive’s termination, as a non-executive employee at a monthly salary of $4,000 per month, payable for up to six months commencing on the first pay date that is more than 30 days following the date that is six months following the date of his termination;

•	provided the executive elects COBRA coverage, continued coverage for up to one year under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense;

•

accelerated vesting, as of the date of the executive’s termination, of his outstanding and unvested equity compensation awards, other than awards with performance-based vesting criteria, that would have vested over the succeeding 12-month period (or, in the case of Mr. Tan, the succeeding 18-month period); provided that, if the executive remains employed pursuant to his transition agreement through the end of the applicable performance period, unvested equity compensation awards that are subject to performance-based vesting criteria and that are outstanding as of the date of his termination shall continue to vest through the end of the applicable performance period; provided any such performance period ends within 12 months (or, in the case of Mr. Tan, 18 months) of his termination and only to the extent the applicable performance conditions are satisfied;

•

a lump-sum payment equal to one year’s base salary at the highest rate in effect during the executive’s employment, payable on the 30th day following the date that is six months after the date of his termination; and

•

a lump-sum payment equal to 75% (or, in the case of Mr. Tan, 100%) of one year’s base salary at the highest rate in effect during the executive’s employment, payable 30 days following termination of the transition agreement.

In addition, the employment agreements provide that if, within three months before or 13 months after a “change in control,” an executive’s employment is terminated without “cause” or the executive terminates his employment in connection with a “constructive termination” (any such termination is referred to in this proxy statement as a Change in Control Termination), then, in exchange for the executive’s execution and delivery of the transition agreement, all of the executive’s outstanding and unvested equity compensation awards will immediately vest in full. All other provisions of the transition agreement described in the paragraph above remain unchanged, except that the executives shall receive, in addition: (i) a lump-sum payment equal to 50% of one year’s base salary at the highest rate in effect during the executive’s employment, payable on the 30th day following the date that is six months after the date of his termination and (ii) a lump-sum payment equal to 37.5% (or, in the case of Mr. Tan, 50%) of one year’s base salary at the highest rate in effect during the executive’s employment, payable 30 days following termination of the transition agreement. As discussed in more detail in “Compensation Discussion and Analysis — Section 280G of the Code,” the executives are not entitled to a tax gross-up in connection with any “excess parachute payments” paid upon a “change in control,” but instead are entitled to the best after-tax alternative.

Under the employment agreements, if the executive’s employment is terminated due to the executive’s death or “permanent disability,” the executive will be entitled to the following payments and benefits if his estate executes and delivers a release agreement:

•

accelerated vesting, as of the date of the executive’s termination of employment, of his outstanding and unvested equity compensation awards that would have vested over the succeeding 12-month period, and such awards and all previously vested equity awards shall remain exercisable for 24 months from the date of the executive’s termination of employment (but not later than the expiration of the term of the applicable award); and

•

solely in the case of termination due to “permanent disability,” and provided the executive elects COBRA coverage, continued coverage for 12 months under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense.

Under the employment agreement with Mr. Tan, with respect to any equity awards granted in the first year of his service as CEO (including his sign-on grants), the vesting of such awards (to the extent then unvested) shall continue after he ceases to serve as CEO if he voluntarily resigns his position as CEO other than in the event of a “constructive termination” so long as he continues to serve Cadence as an employee, director or consultant, with such additional vesting continuing until the lesser of 18 months or the number of full months he served as CEO.

The receipt of benefits following termination under each of the employment agreements is contingent upon the affected executive delivering and not revoking a general release in favor of Cadence. In addition, the post-termination benefits provided for under these employment agreements, except upon death or “permanent disability,” are contingent upon the affected executive complying with the terms of an Executive Transition and Release Agreement. These transition agreements provide that the affected executive will continue to provide services to Cadence for a one-year transition period. During this one-year transition period, the executive is entitled to receive the termination payments described above, is prohibited from competing with Cadence, soliciting employees of Cadence or interfering with Cadence’s relationship with its current or prospective clients, customers, joint-venture partners or financial backers, and must provide Cadence with continued cooperation in matters related to his employment. Any violation of the provisions of the transition agreement would result in the cessation of Cadence’s obligation to provide the then unpaid portion of the affected executive’s termination benefits.

In addition to the benefits described above and quantified below, Cadence provides each of its benefits-eligible US-based employees, including each of the Named Executive Officers, with life insurance in an amount equal to the lesser of two times the employee’s annual target cash compensation (base salary plus target bonus) or $2,000,000, which, as of December 31, 2011, for Messrs. Tan, Ribar, Hsu, Modi and Huang was $2,000,000, $1,225,000, $1,225,000, $1,225,000 and $1,400,000, respectively.

The tables below set forth the estimated value of the potential payments to the Named Executive Officers, assuming the executive’s employment had terminated on December 31, 2011 (based upon the closing price of Cadence common stock on December 30, 2011 (the last business day of Cadence’s fiscal 2011) of $10.40 per share) under an employment agreement in effect at that time, and, for purposes of the second table below, that a change in control of Cadence had also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

Potential Payments and Benefits Upon a Termination of Employment by Cadence

Without Cause or by Executive in Connection with a Constructive Termination Not in Connection with a Change in Control

Name	Transition Period Salary ($)	Lump Sum Payment (7 Months After Termination) ($)	Lump Sum Payment (13 Months After Termination) ($)	Company- Paid COBRA Premiums ($)	Vesting of Stock Options ($)(1)		Vesting of Restricted Stock Awards ($)(2)	Pre-Tax Total ($)
Lip-Bu Tan	$24,000	$600,000	$600,000	$22,505	$4,485,710		$2,946,653	$8,678,868
Geoffrey G. Ribar	24,000	350,000	262,500	14,385	108,000		104,000	862,885
Chi-Ping Hsu	24,000	350,000	262,500	17,043	495,600	(3)	328,463	1,477,606
Charlie Huang	24,000	400,000	300,000	9,770	512,250	(4)	277,326	1,523,346
Nimish H. Modi	24,000	350,000	262,500	25,255	490,050	(3)	328,463	1,480,268

(1)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the difference between the closing price of Cadence common stock on December 30, 2011 (the last business day of Cadence’s fiscal 2011) of $10.40 per share (assuming it was the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(2)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the closing price of Cadence common stock on December 30, 2011 of $10.40 per share.

(3)

This amount does not include each of Mr. Hsu’s and Mr. Modi’s “out of the money” options to purchase 1,042 shares of Cadence common stock that would have been subject to acceleration because these stock options have an exercise price of $11.25, which is higher than $10.40 per share (the closing price of Cadence common stock on December 30, 2011) and the acceleration would have had no value.

(4)

This amount does not include Mr. Huang’s “out of the money” options to purchase 2,500 shares of Cadence common stock that would have been subject to acceleration because these stock options have an exercise price of $10.61, which is higher than $10.40 per share (the closing price of Cadence common stock on December 30, 2011) and the acceleration would have had no value.

Potential Payments and Benefits Upon a Termination of Employment by Cadence

Without Cause or by Executive in Connection with a Constructive Termination for

Good Reason Within 3 Months Prior to or 13 Months Following a Change in Control

Name	Transition Period Salary ($)	Lump Sum Payment (7 Months After Termination) ($)	Lump Sum Payment (13 Months After Termination) ($)	Company- Paid COBRA Premiums ($)	Vesting of Stock Options ($)(1)		Vesting of Restricted Stock Awards ($)(2)	Pre-Tax Total ($)
Lip-Bu Tan	$24,000	$900,000	$900,000	$22,505	$5,372,381		$3,293,306	$10,512,192
Geoffrey G. Ribar	24,000	525,000	393,750	14,385	315,001		312,000	1,584,136
Chi-Ping Hsu	24,000	525,000	393,750	17,043	793,406	(3)	553,790	2,306,989
Charlie Huang	24,000	600,000	450,000	9,770	846,131	(4)	346,653	2,276,554
Nimish H. Modi	24,000	525,000	393,750	25,255	775,831	(3)	553,790	2,297,626

(1)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration upon a change in control multiplied by the difference between the closing price of Cadence common stock on December 30, 2011 (the last business day of Cadence’s fiscal 2011) of $10.40 per share (assuming it was equal to the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(2)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the closing price of Cadence common stock on December 30, 2011 of $10.40 per share.

(3)

This amount does not include each of Mr. Hsu’s and Mr. Modi’s “out of the money” options to purchase 1,042 shares of Cadence common stock that would have been subject to acceleration because these stock options have an exercise price of $11.25, which is higher than $10.40 per share (the closing price of Cadence common stock on December 30, 2011) and the acceleration would have had no value.

(4)

This amount does not include Mr. Huang’s “out of the money” options to purchase 2,500 shares of Cadence common stock that would have been subject to acceleration because these stock options have an exercise price of $10.61, which is higher than $10.40 per share (the closing price of Cadence common stock on December 30, 2011) and the acceleration would have had no value.

Potential Payments and Benefits Upon a Termination of Employment by Reason of Death or

due to Permanent Disability

The table below sets forth the estimated value of the potential payments to each Named Executive Officer, assuming the executive’s employment had terminated on December 31, 2011 by reason of the executive’s death or “permanent disability.” Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

Name	Company- Paid COBRA Premiums (Upon Termination of Employment due to Permanent Disability) ($)	Vesting of Stock Options ($)(1)		Vesting of Restricted Stock Awards ($)(2)	Pre-Tax Total (Upon Termination of Employment due to Permanent Disability) ($)	Pre-Tax Total (Upon Termination of Employment due to Death) ($)
Lip-Bu Tan	$22,505	$3,629,250		$1,819,990	$5,471,745	$5,449,240
Geoffrey G. Ribar	14,385	108,000		104,000	226,385	212,000
Chi-Ping Hsu	17,043	495,600	(3)	328,463	841,106	824,063
Charlie Huang	9,770	512,250	(4)	277,326	799,346	789,576
Nimish H. Modi	25,255	490,050	(3)	328,463	843,768	818,513

(1)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the difference between the closing price of Cadence common stock on December 30, 2011 (the last business day of Cadence’s fiscal 2011) of $10.40 per share (assuming it was equal to the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(2)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the closing price of Cadence common stock on December 30, 2011 of $10.40 per share.

(3)

This amount does not include each of Mr. Hsu’s and Mr. Modi’s “out of the money” options to purchase 1,042 shares of Cadence common stock that would have been subject to acceleration because these stock options have an exercise price of $11.25, which is higher than $10.40 per share (the closing price of Cadence common stock on December 30, 2011) and the acceleration would have had no value.

(4)

This amount does not include Mr. Huang’s “out of the money” options to purchase 2,500 shares of Cadence common stock that would have been subject to acceleration because these stock options have an exercise price of $10.61, which is higher than $10.40 per share (the closing price of Cadence common stock on December 30, 2011) and the acceleration would have had no value.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Cadence’s equity compensation plans, including its equity incentive plans and employee stock purchase plans, as of December 31, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	17,456,361	(1)	$11.34	31,244,245	(2)
Equity compensation plans not approved by security holders	4,095,920	(3)	$9.72	0

Total	21,552,281		$11.03	31,244,245

(1)

This amount excludes purchase rights accruing under the ESPP, for which remaining available rights are included in column (c). Under the ESPP, each eligible employee may purchase shares of Cadence common stock at six-month intervals at a purchase price per share equal to 85% of the lower of the fair market value of Cadence common stock on (i) the first day of an offering period (currently, six months in duration), or (ii) the last day of the offering period.

(2)	This amount includes 5,298,895 shares available for issuance under the ESPP as of December 31, 2011.

(3)

This amount excludes 1,578,550 shares subject to issuance upon exercise of options assumed in connection with acquisitions at a weighted average exercise price of $10.58. Cadence does not grant additional options under the assumed plans.

Cadence’s 1993 Nonstatutory Stock Incentive Plan, which is referred to in this proxy statement as the 1993 Plan and its 1997 Nonstatutory Stock Incentive Plan, which is referred to in this proxy statement as the 1997 Plan (which collectively are referred to below as the Old Plans) historically provided for the issuance of nonstatutory stock options, restricted stock, restricted stock units, stock bonuses and rights to acquire restricted stock to Cadence employees and consultants who are not executive officers (other than in limited cases of grants to individuals not then employed by Cadence as a material inducement to such person becoming an employee and executive officer of Cadence), directors or beneficial owners of 10% or more of Cadence common stock. In connection with the amendment and restatement of Cadence’s 2000 Equity Incentive Plan (formerly known as the 2000 Nonstatutory Equity Incentive Plan), effective March 16, 2011, reserved shares of common stock that were not subject to a grant or as to which a stock award is forfeited under the Old Plans became available for grant under the 2000 Equity Incentive Plan, instead. As of December 31, 2011:

•

Under the 1993 Plan, there were options to purchase 10,000 shares outstanding with a weighted average exercise price of $4.20, no shares subject to unvested restricted stock grants and 0 shares remaining available for grant; and

•

Under the 1997 Plan, there were options to purchase 4,085,920 shares outstanding with a weighted average exercise price of $9.73, 565,347 shares subject to unvested restricted stock grants and 0 shares remaining available for grant.

Taken together, the Old Plans had options to purchase 4,095,920 shares outstanding with a weighted average exercise price of $9.72, 565,347 shares subject to unvested restricted stock grants and 0 shares remaining available for grant.

The exercise price of options granted under the Old Plans may not be less than the fair market value of a share of Cadence common stock on the grant date. Prior to January 1, 2007, the fair market value was the average of the high and low price of Cadence common stock on the grant date. For grants made since January 1, 2007, the fair market value was the closing price of Cadence common stock on the grant date. Options granted to new employees under the Old Plans generally vest over a four-year period, with one-fourth of the shares vesting one year from the vesting commencement date, and the remaining shares vesting in 36 equal monthly installments thereafter. Options granted to current employees under the Old Plans generally vest over a four-year period, in 48 equal monthly installments. Options granted under the Old Plans prior to October 1, 2006 generally expire ten years from the grant date, and options granted under the Old Plans since October 1, 2006 expire seven years from the grant date. Awards of restricted stock granted under the Old Plans vest at the times and in installments determined by the Board. The vesting of options and restricted stock may be subject to continued employment, the passage of time and/or performance criteria deemed appropriate by the Board. Stock bonus awards and restricted stock awards granted under the Old Plans are subject to the terms and conditions determined by the Board.

CERTAIN TRANSACTIONS

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Board has adopted written Related Party Transaction Policies and Procedures which require that all “interested transactions” with “related parties” (each as defined below) be subject to approval or ratification in accordance with the procedures outlined in the policy.

An “interested transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which:

•	The aggregate amount involved will or may be expected to exceed $100,000 in any calendar year;

•	Cadence is a participant; and

•

Any “related party” has or will have a direct or indirect interest (other than solely as a result of being a director or, together with all other related parties, less than 10%, in the aggregate, beneficial owner of another entity).

A “related party” covered by the policy is any:

•

Person who was or is (since the beginning of the last fiscal year for which Cadence has filed an Annual Report on Form 10-K or proxy statement) an executive officer, director or nominee for election as a director of Cadence;

•	Greater than 5% beneficial owner of Cadence common stock; or

•

Immediate family member of any of those parties, which includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in law and anyone residing in such person’s home (other than tenants or employees).

The Corporate Governance and Nominating Committee reviews the material facts of all interested transactions and either approves or disapproves of the entry into the transaction. If advanced approval of an interested transaction is not feasible, the transaction is reviewed and, if the Corporate Governance and Nominating Committee determines it to be appropriate, ratified at that committee’s next scheduled meeting. In determining whether to approve or ratify an interested transaction, the Corporate Governance and Nominating

Committee takes into account, among other appropriate factors, the extent of the related party’s interest in the transaction and whether the interested transaction is on terms no less favorable than terms generally available to unaffiliated third parties under similar circumstances. Directors may not participate in any discussion or approval of an interested transaction for which they are a related party.

The Corporate Governance and Nominating Committee has pre-approved or ratified the following categories of potential interested transactions:

•	Any employment by Cadence of an executive officer of Cadence if:

•	The related compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements, or

•

The executive officer is not an immediate family of another executive officer or director of Cadence, the related compensation would be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements if the executive officer was a named executive officer and the Compensation Committee approved (or recommended that the Board approve) such compensation;

•	Any compensation paid to a director if the compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements;

•

Any transaction with another company in which the related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues;

•

Any charitable contribution by Cadence to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, if the amount involved does not exceed the lesser of $100,000 or 2% of the charitable organization’s total annual receipts;

•	Any transaction where the related person’s interest arises solely from the ownership of Cadence common stock and all holders of Cadence common stock received the same benefit on a pro rata basis; and

•	Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under an indenture or similar services.

In addition, the Board has delegated to the Chairman of the Corporate Governance and Nominating Committee the authority to pre-approve or ratify any interested transaction with a related party in which the aggregate amount is expected to be less than $1,000,000.

TRANSACTIONS WITH RELATED PARTIES

The spouse of Mr. Huang has been employed by Cadence since 1990 and has held various engineering positions during her employment, and is presently an architect. The total compensation of Mr. Huang’s spouse for the services provided to Cadence in fiscal 2011 as an employee was $188,059, which was calculated in the same manner as total compensation in the Summary Compensation Table.

INDEMNIFICATION AGREEMENTS

Cadence’s Bylaws provide that Cadence will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Cadence’s Bylaws also authorize the Board to cause Cadence to enter into indemnification agreements with its directors, officers and employees and to purchase insurance on behalf of any person it is permitted to indemnify. Pursuant to these Bylaw provisions, Cadence has entered into indemnity agreements with each of its directors and executive officers, and has also purchased insurance on behalf of its directors and executive officers.

Each indemnity agreement provides, among other things, that Cadence will indemnify each signatory to the extent provided in the agreement for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the individual becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, to which the individual is or may be made a party by reason of his or her position as a director, officer, employee or other agent of Cadence, and otherwise as may be provided to the individual by Cadence under the non-exclusivity provisions of the Delaware General Corporation Law and Cadence’s Bylaws.

OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, which is referred to in this proxy statement as Section 16(a), requires the directors and executive officers of Cadence, and persons who beneficially own more than 10% of a registered class of Cadence’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Cadence with copies of all Section 16(a) forms they file.

To Cadence’s knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were complied with on a timely basis.

STOCKHOLDER PROPOSALS AND NOMINATIONS

From time to time, Cadence stockholders submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to the Board. Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in Cadence’s proxy statement and form of proxy in connection with the annual meeting of stockholders. Stockholder proposals must be submitted in writing to the Corporate Secretary of Cadence no later than November 20, 2012 to be included in the proxy statement and form of proxy relating to Cadence’s 2013 annual meeting pursuant to Rule 14a-8 under the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in Cadence’s proxy statement and form of proxy.

Alternatively, under Cadence’s Bylaws, any director nominations or other business proposals which the stockholder does not seek to include in Cadence’s 2013 proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to Cadence’s Corporate Secretary no later than February 3, 2013, nor earlier than January 4, 2013, and must otherwise satisfy the requirements set forth in Cadence’s Bylaws. If the date of Cadence’s 2013 annual meeting changes by more than 30 days from the anniversary date of Cadence’s 2012 annual meeting, stockholder proposals or nominations must be submitted in writing to Cadence’s Corporate Secretary no later than ten days following the first public announcement of the date of the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, Cadence may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.

A stockholder’s notice must include: (A) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the candidate that is required to be disclosed in proxy solicitations for a contested election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, accompanied by the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on Cadence’s books, and of such beneficial owner, (ii) the class and number of shares of Cadence common stock owned directly and indirectly and of record by such stockholder and beneficial owner, (iii) a representation that the stockholder intends to appear in person or proxy at the meeting to propose the nomination for director or other business, (iv) the class and number of shares of Cadence common stock beneficially owned (within the meaning of Section 13(d) of the Exchange Act) by such stockholder and benefi-

cial owner as of the date of the notice, and a representation that such stockholder will notify Cadence in writing within five business days after the record date for such meeting of the class and number of Cadence shares beneficially owned by such stockholder or beneficial owner as of the record date for the meeting, (v) a description of any agreement, arrangement or understanding with respect to the nomination for director or other business between or among such stockholder or beneficial owner and any other person, (vi) a description of any agreement, arrangement or understanding that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner with the effect or intent to mitigate loss to, manage risk or benefit from changes in Cadence’s share price, or increase or decrease the voting power of the stockholder or beneficial owner, and (vii) a representation as to whether the stockholder or beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Cadence’s outstanding shares required to elect the director nominee or approve the other business and/or otherwise to solicit proxies from stockholders in support of the nomination or other business. If a stockholder intending to make a nomination of a director or to propose other business (other than matters brought under Rule 14a-8 under the Exchange Act) at an annual meeting pursuant to the terms set forth in Cadence’s Bylaws does not provide the information described in clause (C) above within five business days following the record date for the annual meeting, or the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the nomination of a director or other business, such nomination of a director or other business shall not be presented for stockholder action at the annual meeting and shall be disregarded, although the proxies in respect of such nomination or other business may have been received by Cadence.

Only candidates nominated in accordance with the procedures set forth above are eligible to serve as directors. Except as otherwise provided by law, the Chairman of a meeting determines whether a nomination or any business proposed to be brought before the annual meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in Cadence’s Bylaws and, if any proposed nomination or business is not in compliance with Cadence’s Bylaws, whether to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at Cadence’s 2012 annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

James J. Cowie

Sr. Vice President, General Counsel and Secretary

March 20, 2012

A COPY OF CADENCE’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011 CAN BE FOUND ON THE INTERNET AT HTTP://WWW.CADENCE.COM/COMPANY/INVESTOR_RELATIONS/INDEX.ASPX OR, IF A STOCKHOLDER REQUESTED A PAPER COPY, IT IS BEING DELIVERED WITH THIS PROXY STATEMENT, AND IS ALSO AVAILABLE, ALONG WITH THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1 FOR CADENCE’S MOST RECENT FISCAL YEAR, WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CADENCE DESIGN SYSTEMS, INC., 2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134.

APPENDIX A

CADENCE DESIGN SYSTEMS, INC.

1995 DIRECTORS STOCK INCENTIVE PLAN

Amended and Restated May 4, Conditioned upon Shareholder Approval at the 2012 Annual Meeting

1.	PURPOSE.

(a) The purpose of this 1995 Directors Stock Incentive Plan (the “Plan”) is to provide a means by which each director of Cadence Design Systems, Inc., a Delaware corporation (the “Company”), who is not otherwise at the time of grant an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a “Non-Employee Director”) will be given an opportunity to receive awards subject to the stock of the Company.

(b) The word “Affiliate” as used in the Plan means any corporation or other entity which is controlled by the Company, which controls the Company, or which is under common control with the Company.

(c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.	ADMINISTRATION.

(a) The Plan shall be administered by the Board of Directors of the Company (the “Board”) unless and until the Board delegates administration to a committee, as provided in section 2(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan, to construe, interpret and administer the Plan and stock awards granted under the Plan, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any stock award granted hereunder, in a manner and to the extent it shall deem necessary or desirable to make the Plan fully effective. All decisions of the Board on such matters shall be final, binding and conclusive on all persons having an interest in such decision.

(c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). To the extent required to satisfy the requirements of Rule 16b-3 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the “Code”), the Committee shall consist of two or more Non-Employee Directors that meet the requirement under Rule 16b-3 for “non-employee directors.” If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.	SHARES SUBJECT TO THE PLAN.

(a) The number of shares of the Company’s $0.01 par value common stock (the “Common Stock”) that may be subject to stock awards granted under the Plan shall not exceed in the aggregate three million fifty thousand (3,050,000)1 shares of Common Stock. If any stock award granted under the Plan shall for any reason expire, become unexercisable, be forfeited or otherwise terminate for any reason without having been exercised in full, the then unpurchased or forfeited shares of Common Stock that were subject thereto shall, unless the Plan shall have been terminated prior to such event, become available for future issuance under the Plan. Notwithstanding anything herein to the contrary, shares of Common Stock subject to a stock award under this Plan may not again be made available for issuance under this Plan if such shares are: (i) shares used to pay the exercise price of an option, (ii) shares delivered to or withheld by the Company to pay the withholding taxes related to a stock award

[1]	If Proposal 3 is approved by stockholders, this number will increase to three million five hundred and fifty thousand (3,550,000).

or (iii) shares repurchased on the open market with the proceeds of an option exercise. The number of shares of Common Stock authorized for issuance under the Plan shall be subject to and adjusted by the provisions of section 10 relating to adjustments in the capital structure of the Company.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	ELIGIBILITY.

Stock awards under this Plan shall be granted only to Non-Employee Directors of the Company.

5.	AWARDS.

(a) Each person who first becomes a Non-Employee Director may, in the sole discretion of the Board or its designated Committee, be granted an option to purchase a number of shares of Common Stock and/or a number of shares of incentive stock (or restricted stock units), with the number of shares subject to such awards, if any, to be determined by the Board or its designated Committee at the time of grant.

(b) Each year at such time or times as determined by the Board or its designated Committee, each person who on that date is then a Non-Employee Director may, in the sole discretion of the Board or its designated Committee, be granted an option to purchase shares of Common Stock and/or an award of shares of incentive stock (or restricted stock units), with the number of shares subject to such awards, if any, to be determined by the Board or its designated Committee. If the Non-Employee Director is serving as the Chairman of the Board on the date any such grant is made, then such director may be granted additional options and/or shares of incentive stock (or restricted stock units) as determined in the sole discretion of the Board or its designated Committee.

6.	OPTION PROVISIONS.

Each option granted hereunder shall be subject to the following terms and conditions:

(a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date that is ten (10) years from the date of grant (the “Expiration Date”). In any and all circumstances, an option may be exercised only as to no more than that number of shares as to which it is exercisable at the time in question under the provisions of section 6(f).

(b) The exercise price of each option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to such option on the date such option is granted. The “Fair Market Value” of the Common Stock shall be the closing price of the Common Stock on such date, as reported on the NASDAQ Global Select Market or such other primary national exchange on which the Common Stock is listed. In the event the Common Stock is not listed on an exchange as described in the previous sentence, Fair Market Value with respect to any relevant date shall be determined in good faith by the Board.

(c) The optionholder may elect to make payment of the exercise price under one of the following alternatives:

(i) Payment of the exercise price per share in cash or by check at the time of exercise;

(ii) Provided that at the time of the exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of Common Stock owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock shall be valued at its fair market value on the last day on which the Common Stock was actively traded preceding the date of exercise; or

(iii) Payment by a combination of the methods of payment specified in sections 6(c)(i) and 6(c)(ii) above.

For purposes of section 6(c)(ii), the “fair market value” of Common Stock shall be the closing price of such stock on the last trading day preceding the date of delivery of such Common Stock to the Company on the national securities exchange, national market system or other trading market on which the Common Stock has the highest average trading volume.

Options granted hereunder may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Common Stock or pursuant to the terms of irrevocable instructions issued by the optionholder prior to the issuance of shares of the Common Stock.

(d) Other than in connection with a change in the Company’s capitalization (as described in Section 10), at any time when the exercise price of an option is above Fair Market Value of a share of Common Stock, the Company shall not, without stockholder approval, (i) reduce the exercise price of such option, (ii) exchange such option for cash, another stock award or a new option with a lower exercise price or (iii) otherwise reprice such option.

(e) Except as otherwise expressly provided in an optionholder’s option agreement, an option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his or her guardian or legal representative. The person to whom the option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionholder, shall thereafter be entitled to exercise the option.

(f) An option granted pursuant to section 5(a) or 5(b) shall vest and become exercisable at such time, in such installments and subject to such conditions (including continued service on the Board) as determined by the Board.

(g) No option granted under the Plan is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

7.	INCENTIVE STOCK AND RESTRICTED STOCK UNIT PROVISIONS.

(a) Incentive stock is an award or issuance of shares of Common Stock under the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued service on the Board) and terms as the Board deems appropriate. Restricted stock units are awards denominated in units of shares of Common Stock under which the issuance of such shares of Common Stock is subject to such conditions (including continued service on the Board) and terms as the Board deems appropriate. Unless determined otherwise by the Board, each restricted stock unit will be equal to one share of Common Stock and will entitle a Non-Employee Director to either the issuance of shares of Common Stock or payment of an amount of cash determined with reference to the value of the shares of Common Stock.

(b) Each incentive stock agreement and restricted stock unit agreement shall contain provisions regarding (i) the number of shares of Common Stock subject to such award or a formula for determining such number, (ii) the purchase price of the shares of Common Stock, if any, and the means of payment for the shares of Common Stock, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the shares of Common Stock as may be determined from time to time by the Board, (v) restrictions on the transferability of the shares of Common Stock and (vi) such further terms and conditions in each case not inconsistent with the Plan as may be determined from time to time by the Board. Shares of incentive stock may be issued in the name of the Non-Employee Director and held by the Non-Employee Director or held by the Company, in each case as the Board may provide.

(c) Subject to the requirements of applicable law, the Board shall determine the price, if any, at which shares of incentive stock or shares underlying restricted stock units shall be sold or awarded to the Non-Employee Director, which price may vary from time to time and among Non-Employee Directors and which may be above or below the Fair Market Value of such shares at the date of grant or issuance.

(d) Except as set forth herein, the grant, issuance, retention and/or vesting of shares of incentive stock and restricted stock units, as applicable, shall be at such time and in such installments as determined by the Board. The Board shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of shares of incentive stock and restricted stock units subject to continued service on the Board and/or passage of time as deemed appropriate by the Board.

(e) Unless otherwise determined by the Board, Non-Employee Directors holding shares of incentive stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction.

With respect to shares of Common Stock underlying restricted stock units, Non-Employee Directors shall have no voting rights unless and until such shares of Common Stock are reflected as issued and outstanding shares on the Company’s stock ledger.

(g) Non-Employee Directors in whose name an award of incentive stock is granted shall be entitled to receive all dividends and other distributions paid with respect to the shares underlying such award, unless determined otherwise by the Board. Non-Employee Directors in whose name an award of restricted stock units is granted shall not be entitled to receive dividends or other distributions paid with respect to the shares underlying such award, unless determined otherwise by the Board. The Board will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Common Stock or will be payable in cash; provided that such additional shares of Common Stock and/or cash shall be subject to the same restrictions and vesting conditions as the award with respect to which they were distributed.

(h) Shares of incentive stock and restricted stock units shall be transferable by the Non-Employee Director only upon such terms and conditions as are set forth in the applicable award agreement, as the Board shall determine in its discretion, so long as the incentive stock or restricted stock units, as applicable, awarded under the award agreement remain subject to the terms of the award agreement.

8.	COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the options and settlement of the incentive stock awards and restricted stock units granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”) either the Plan, any stock award granted under the Plan, or any Common Stock issued or issuable pursuant to any such stock award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such options or settlement of such incentive stock or restricted stock units.

9.	MISCELLANEOUS.

(a) Neither a Non-Employee Director nor any person to whom a stock award granted hereunder is transferred under section 6(e) or 7(h) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such stock award unless and until such person has satisfied all requirements for exercise or settlement of the stock award pursuant to its terms.

(b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate in any capacity or shall affect any right of the Company, its Board or stockholders or any Affiliate to remove any Non-Employee Director pursuant to the Company’s Bylaws and the provisions of the Delaware General Corporation Law (or the laws of the Company’s state of incorporation should that change in the future).

(c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any stock award reserved for the purposes of the Plan except as to such shares of Common Stock, if any, as shall have been reserved for him pursuant to a stock award granted to him or her.

(d) In connection with each grant made pursuant to the Plan, it shall be a condition precedent to the Company’s obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

(e) Either at the time a stock award is granted or by subsequent action, the Board may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Non-Employee Director or other subsequent transfers by a Non-Employee Director of any shares of

Common Stock issued under a stock award, including without limitation (i) restrictions under a securities trading policy (or any successor thereof), (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act, or any other similar applicable law (whether U.S. or foreign law) covering the stock award and/or the shares of Common Stock underlying the stock award, (iii) restrictions designed to delay and/or coordinate the timing and manner of sales by Non-Employee Directors, and (iv) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(f) The Company may require any Non-Employee Director, or any person to whom an award is transferred under section 9(g), as a condition of exercising or acquiring Common Stock under any stock award: (i) to give written assurances satisfactory to the Company as to the Non-Employee Director’s knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the award for such person’s own account and not with any present intention of selling or otherwise distributing such stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise of the option or acquisition of Common Stock under the Plan has been registered under a then-currently effective registration statement under the Securities Act, or (2), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require any Non-Employee Director to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities laws as a condition of granting an award to a Non-Employee Director or permitting a Non-Employee Director to exercise an option or acquire Common Stock under a stock award. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock represented thereby.

(g) Shares shall not be issued pursuant to a stock award unless the exercise of the option, if applicable, and the issuance and delivery of such shares pursuant the stock award shall comply with all relevant provisions of the law, including without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the requirements of any stock exchange or national market system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

10.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the Common Stock subject to the Plan, or subject to any stock award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding awards shall be equitably adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares (and exercise price per share, with respect to options) of stock subject to outstanding stock awards under the Plan. Such adjustments shall be made by the Board, the determination of which shall be final, binding, and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”) No adjustment shall result in the creation of a fractional share of stock or in an exercise price per share of stock expressed in units of less than one cent ($0.01). Such adjustment shall be designed to comply with Section 409A and 424 of the Code.

(b) In the event of the occurrence of a Change in Control, to the extent not prohibited by applicable law, the time during which options outstanding under the Plan may be exercised shall be accelerated by the Board to a time prior to or as of the occurrence of such event and the options terminated if not exercised by the time specified by the Board, which in any event shall be after the effective time of such acceleration. If the Board fails to specify a time for acceleration of outstanding options and/or termination of outstanding options, then the time during which options outstanding under the Plan may be exercised shall be accelerated to a time immediately preceding the occurrence of the Change in Control, and the options terminated if not exercised prior to or upon the occurrence of a Change in Control defined in section 10(b)(i) or section 10(b)(iii) or within three (3) months following the occurrence of a Change in Control defined in section 10(b)(ii), section 10(b)(iv), or section 10(b)(v). Furthermore, all restrictions on incentive stock and restricted stock units will lapse immediately prior to a Change in Control.

For purposes of the Plan, a “Change in Control” shall be deemed to occur upon the consummation of any one of the following events:

(a) A sale of all or substantially all of the assets of the Company.

(b) A merger or consolidation in which the Company is not the surviving corporation (other than a transaction the principal purpose of which is to change the state of the Company’s incorporation or a transaction in which the voting securities of the Company are exchanged for beneficial ownership of at least 50% of the voting securities of the controlling acquiring corporation).

(c) A merger or consolidation in which the Company is the surviving corporation and less than 50% of the voting securities of the Company that are outstanding immediately after the consummation of such transaction are beneficially owned, directly or indirectly, by the persons who owned such voting securities immediately prior to such transaction.

(d) Any transaction or series of related transactions after which any person (as such term is defined in Section 13(d)(3) of the Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner of voting securities of the Company representing 40% or more of the combined voting power of all of the voting securities of the Company.

(e) During any period of two consecutive years, individuals who at the beginning of such period constitute the membership of the Company’s Board of Directors (“Incumbent Directors”) cease for any reason to have authority to cast at least a majority of the votes which all directors on the Board of Directors are entitled to cast, unless the election, or the nomination for election by the Company’s stockholders, of a new director was approved by a vote of at least two-thirds of the votes entitled to be cast by the Incumbent Directors, in which case such director shall also be treated as an Incumbent Director in the future.

(f) The liquidation or dissolution of the Company.

11.	AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan and/or some or all outstanding stock awards granted under the Plan. Except as provided in section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company where the amendment would:

(i) Increase the number of shares which may be issued under the Plan;

(ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 or any securities exchange or other trading market on which the Common Stock is actively traded.

(b) Rights and obligations under any stock award granted before any amendment of the Plan or of the terms of such stock award shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the award was granted, and (ii) such person consents in writing.

12.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the date that all of the shares of the Common Stock have been issued. No stock awards may be granted under the Plan while the Plan is suspended or after it has been terminated.

(b) Rights and obligations under any stock award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the holder of the award.

13.	SECTION 409A.

It is intended that any options and incentive stock awards issued pursuant to this Plan and any award agreement shall not constitute “deferrals of compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A of the Code. It is further intended that any restricted stock units issued pursuant to this Plan and any award agreement or other written document establishing the terms and conditions of the stock award (which may or may not constitute “deferrals of compensation,” depending on the terms of each stock award) shall avoid any “plan failures” within the meaning of Section 409A(a)(1) of the Code. The Plan and each award agreement or other written document establishing the terms and conditions of an award are to be interpreted and administered in a manner consistent with these intentions. However, no guarantee or commitment is made that the Plan, any award agreement or any other written document establishing the terms and conditions of an award shall be administered in accordance with the requirements of Section 409A of the Code, with respect to amounts that are subject to such requirements, or that the Plan, any award agreement or any other written document establishing the terms and conditions of an award shall be administered in a manner that avoids the application of Section 409A of the Code, with respect to amounts that are not subject to such requirements.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 3, 2012.

INTERNET http://www.proxyvoting.com/cdns

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Fulfillment 19324 19329

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CADENCE DESIGN SYSTEMS, INC.

Election of Directors

FOR AGAINST ABSTAIN

1	Susan L. Bostrom

Donald L. Lucas

James D. Plummer

Alberto Sangiovanni- Vincentelli

FOR AGAINST ABSTAIN

5	George M. Scalise

John B. Shoven

Roger S. Siboni

Lip-Bu Tan

Please mark your votes as indicated in this example X

FOR AGAINST ABSTAIN

Approval of an amendment and restatement of the 1995 Directors Stock Option Plan.

Approval of an increase in the number of authorized shares of common stock reserved for issuance under the 1995 Directors Stock Option Plan.

Advisory resolution to approve executive compensation.

Ratification of the selection of KPMG LLP as the independent registered public accounting firm of Cadence for its fiscal year ending December 29, 2012.

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby acknowledges receipt of: (a) Notice of Internet Availability of Proxy Materials, (b) Notice of Annual Meeting of Stockholders of Cadence Design Systems, Inc., (c) accompanying Proxy Statement, and (d) Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Mark Here for Address Change or Comments

SEE REVERSE

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NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature Signature Date

You can now access your Cadence Design Systems, Inc. account online.

Access your Cadence Design Systems, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Cadence Design Systems, Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status • View payment history for dividends

• View certificate history • Make address changes

• View book-entry information • Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Eastern Time Monday-Friday

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-877-899-9107

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the 2012 Annual Meeting of Stockholders of Cadence Design Systems, Inc. The 2012 Proxy Statement and the Annual Report for the fiscal year ended December 31, 2011 of Cadence Design Systems, Inc. are available at: http://www.proxyvoting.com/cdns

FOLD AND DETACH HERE

PROXY

CADENCE DESIGN SYSTEMS, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 4, 2012

The undersigned hereby appoints Lip-Bu Tan, Geoffrey G. Ribar and James J. Cowie, or any of them, each with power of substitution, to attend and to represent the undersigned at the 2012 Annual Meeting of Stockholders of Cadence Design Systems, Inc., to be held at the offices of Cadence Design Systems, Inc. located at 2655 Seely Avenue, Building 10, San Jose, California 95134, on May 4, 2012 at 1:00 p.m. Pacific time and any continuation or adjournment thereof, and to vote the number of shares of common stock of Cadence Design Systems, Inc. that the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy previously given by the undersigned with respect to such shares of common stock is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CADENCE DESIGN SYSTEMS, INC.

THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR EACH OF THE EIGHT DIRECTOR NOMINEES FOR ELECTION, AND FOR PROPOSALS 2, 3, 4 AND 5. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE 2012 ANNUAL MEETING OF STOCKHOLDERS, PROXIES WILL BE VOTED ON THESE MATTERS AS THE PROXIES NAMED ABOVE MAY DETERMINE IN THEIR SOLE DISCRETION.

Address Change/Comments

(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

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Fulfillment

(Continued and to be marked, dated and signed, on the other side) 19324

19329

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